UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material under §240.14a-12

AMERICAN HOMES 4 RENT
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TO THE SHAREHOLDERS OF

AMERICAN HOMES 4 RENT

[                    ], 2020

Dear American Homes 4 Rent Shareholder:

On behalf of the Board of Trustees (the “Board”) of American Homes 4 Rent, I am pleased to invite you to our 2020 Annual Meeting of Shareholders. The meeting will be held on [                    ], 2020, at 9:00 a.m., local time, at [                    ] located at [                    ]. You may attend the meeting in person or by proxy. The matters to be considered at the meeting are described in detail in the attached notice of meeting and proxy statement. You are encouraged to review them before voting.

During 2019, we continued to drive increases in shareholder value at American Homes 4 Rent and delivered an approximately 36% total return to our shareholders, including reinvested dividends. We are focused on improving operational efficiencies and growing our business to continue to grow long-term shareholder value with our geographically diversified, best-in-class portfolio. Our one-of-a-kind development program continues to pay dividends, offering us homes customized with the features our research shows prospective residents want and value. We also believe our investment grade balance sheet is a significant differentiator that will help shelter our investors from market turbulence.

Your Board has been instrumental in overseeing our strategy. Since January 2019, the Board expanded its perspective and experience with the addition of three new, highly qualified, independent trustees. Collectively, our Board members hold a significant investment in the company, demonstrating their strong belief in the company and their alignment with our shareholders.

Your vote is especially important this year, and we urge you to cast your vote as soon as possible. A fund managed by Land & Buildings Investment Management, LLC has notified the company of its intention to nominate an employee of Land & Buildings for election to the Board at the 2020 Annual Meeting of Shareholders in opposition to the highly qualified nominees recommended by the Board. Enclosed with your proxy materials is a WHITE proxy card or WHITE voting instruction form, which is being solicited on behalf of our Board.

I strongly urge you to read the accompanying Notice of Annual Meeting and Proxy Statement carefully and vote FOR the Board’s nominees and in accordance with the Board’s recommendation on the other proposals by using the enclosed WHITE proxy card. You may also vote via the Internet or by telephone as instructed on the WHITE proxy card. If you have any questions, please contact D.F. King & Co., Inc., our proxy solicitor assisting us in connection with the 2020 Annual Meeting. Stockholders in the U.S. and Canada may call toll-free at (877) 283-0321. Banks and brokers may call collect at (212) 269-5550.

We appreciate your continued trust and confidence as an investor in American Homes 4 Rent.

Sincerely,

David P. Singelyn Chief Executive Officer

AMERICAN HOMES 4 RENT

30601 Agoura Road, Suite 200

Agoura Hills, California 91301

NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of American Homes 4 Rent, a Maryland real estate investment trust, will be held at the time and place and for the purposes indicated below.

Date and Time:	[ ], 2020 at 9:00 a.m., Pacific Time.

Place:	[ ].

Items of Business:	1.	To elect as trustees the eleven nominees named in the attached proxy statement to serve until the 2021 Annual Meeting of Shareholders;

	2.	To ratify the Audit Committee’s appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

	3.	To hold a non-binding, advisory vote to approve our named executive officer compensation; and

	4.	To consider and act upon any other matters as may properly come before the meeting or any adjournment or postponement thereof.

Recommendations of the Board:	The Board of Trustees unanimously recommends that you vote “FOR” each of the trustee nominees named in the attached proxy statement, “FOR” ratification of the appointment of Ernst & Young, LLP, and “FOR” approval, on an advisory basis, of our named executive officer compensation. Detailed information concerning these proposals is included in the accompanying proxy statement.

Proxy Materials:	The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at: www.ah4r.com/ForInvestors/AnnualMeetingDocs2020

Record Date:	You are entitled to vote at the meeting if you were a shareholder of record at the close of business on [ ], 2020 of our Class A or Class B common shares of beneficial interest, par value $0.01 per share.

Voting:	Your vote is very important. To ensure your that your shares are represented at the Annual Meeting, we urge you to date, sign and return the enclosed WHITE proxy card (if you are a shareholder of record) or WHITE voting instruction form (if you are a beneficial owner whose shares are held in street name) in the postage-paid envelope provided, or vote over the Internet or by telephone, as instructed on the WHITE proxy card or WHITE voting instruction form you receive. You may revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

American Homes 4 Rent – 2020 Proxy Statement

NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS

Please note that Land & Buildings Capital Growth Fund, LP, a fund managed by Land & Buildings Investment Management, LLC (“Land & Buildings”), has notified us that it intends to nominate one of Land & Buildings’ employees for election to our Board of Trustees at the Annual Meeting of Shareholders. You may receive solicitation materials from Land & Buildings, including a proxy statement and [COLOR] proxy card. We are not responsible for the accuracy of any information provided by or relating to Land & Buildings or its nominee contained in solicitation materials filed or disseminated by or on behalf of Land & Buildings or any other statements Land & Buildings may make.

Our Board of Trustees does not endorse the Land & Buildings nominee and unanimously recommends that you vote “FOR” the election of all nominees proposed by the Board of Trustees on the WHITE proxy card or WHITE voting instruction form (including via the telephone or Internet methods of voting specified on each). Our Board of Trustees strongly urges you not to return or vote any [COLOR] proxy card sent to you by Land & Buildings. Please note that voting to “withhold” with respect to the Land & Buildings nominee on a [COLOR] proxy card sent to you by Land & Buildings is not the same as voting “for” the Board of Trustees’ nominees, because a vote to “withhold” with respect to the Land & Buildings nominee on its [COLOR] proxy card will revoke any WHITE proxy you may have previously submitted.

To support the Board of Trustees’ nominees, you should vote FOR the Board of Trustees’ nominees on the WHITE proxy card and disregard, and not return, any [COLOR] proxy card sent to you by Land & Buildings. If you have previously submitted a [COLOR] proxy card sent to you by Land & Buildings, you can revoke that proxy and vote for our Board of Trustees’ nominees by using the enclosed WHITE proxy card or WHITE voting instruction form (including via the telephone or Internet methods of voting specified thereon) which will automatically revoke your prior proxy. Any later-dated [COLOR] proxy card that you send to Land & Buildings will also revoke your proxy, including WHITE proxies that you have voted FOR our Board of Trustees’ nominees, and we strongly urge you not to sign or return any [COLOR] proxy cards sent to you by Land & Buildings. Only the latest dated validly executed proxy that you submit will be counted.

By Order of the Board of Trustees,

Stephanie Heim

Chief Governance Officer & Assistant Secretary

[                    ], 2020

American Homes 4 Rent – 2020 Proxy Statement

NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we request that you read the proxy statement and vote your shares by signing and dating the enclosed WHITE proxy card or WHITE voting instruction form and returning it in the envelope provided to you or to use the telephone or Internet methods of voting described in your WHITE proxy card or voting instruction form so that your shares can be voted at the Annual Meeting in accordance with your instructions. If you are a shareholder of record and plan to attend the Annual Meeting in person, you are encouraged to vote beforehand by Internet, telephone or mail. You may also vote in person at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares if you wish to attend the Annual Meeting and vote in person.

Given the contested nature of the election, under the rules of the NYSE, if your shares of common stock are held through a broker, bank or other nominee in “street name” as of the close of business on the record date and you receive proxy materials from Land & Buildings, your broker, bank, or other nominee will only be able to vote your shares with respect to any proposals at the Annual Meeting if you have instructed them how to vote. Your broker, bank, or other nominee has enclosed a WHITE voting instruction form for you to use to direct them regarding how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the WHITE voting instruction form you received from them. Please return your completed WHITE proxy card or WHITE voting instruction form to your broker, bank, or other nominee and contact the person responsible for your account so that your vote can be counted. In most instances, you will be able to do this over the Internet or by telephone, or by mail as indicated on your WHITE voting instruction form.

If you have questions about the matters described in this proxy statement, how to submit your proxy or if you need additional copies of this proxy statement, the enclosed WHITE proxy card or WHITE voting instruction form, you should contact D.F. King, the company’s proxy solicitor, toll free at (877) 283-0321 (banks and brokers may call collect at (212) 269-5550).

American Homes 4 Rent – 2020 Proxy Statement

American Homes 4 Rent – 2020 Proxy Statement	i

ii	American Homes 4 Rent – 2020 Proxy Statement

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This proxy statement contains important information regarding the 2020 Annual Meeting of Shareholders (the “Annual Meeting”). Specifically, it identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote and describes voting procedures. This proxy statement is being sent or made available to you on or about [    ], 2020.

Proxy Materials: The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at: www.ah4r.com/ForInvestors/AnnualMeetingDocs2020

Meeting Information

Date and Time:	Location:
[ ], 2020, at 9:00 a.m., PT	[ ]

Record Date: You are entitled to vote at the meeting if you were a shareholder of record at the close of business on [            ], 2020 of our Class A or Class B common shares of beneficial interest, par value $0.01 per share.

Voting: Your vote is very important. To ensure your representation at the meeting, please vote over the Internet or by telephone, or if you have elected to receive printed copies, by mail or as instructed on the WHITE proxy card or WHITE voting instruction form you receive. You may revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

How to Cast Your Vote

IN-PERSON	INTERNET	MAIL	TELEPHONE
You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit the accompanying WHITE proxy card or WHITE voting instruction form or vote via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.	You may vote your shares through the Internet by signing on to the website identified on the WHITE proxy card or WHITE voting instruction form and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. ET on the day before the Annual Meeting. If you vote through the Internet, you should not return any proxy card.	If you choose to vote by mail, simply complete the accompanying WHITE proxy card or WHITE voting instruction form, date and sign it, and return it in the pre-addressed postage-paid envelope provided.	You may vote your shares by telephone by following the voting instructions on the enclosed WHITE proxy card or WHITE voting instruction form, respectively. Telephone voting is available 24 hours a day until 11:59 p.m. ET on the day before the Annual Meeting.

American Homes 4 Rent – 2020 Proxy Statement	1

PROXY STATEMENT

As summarized below, there are distinctions between shares held of record and those owned beneficially:

•

Stockholder of Record—If your shares are registered directly in your name, you are considered the stockholder of record of those shares. As the stockholder of record, you can submit your voting instructions by Internet, telephone or mail as described on the enclosed WHITE proxy card.

•

Beneficial Owner—If your shares of common stock are held through a broker or bank in “street name” as of the close of business on the record date, deliver the enclosed WHITE voting instruction form in the pre-addressed postage-paid envelope provided to vote your common stock or contact the person responsible for your account to vote on your behalf and ensure that a WHITE voting instruction form is submitted on your behalf. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated on your WHITE voting instruction form. It is critical that you promptly give instructions to your brokerage firm, bank or other nominee to vote “FOR” the election of all nominees proposed by the Board of Trustees on the WHITE voting instruction form, You may vote your shares in person at the meeting only if you obtain a power of proxy from your brokerage firm, bank or other nominee.

Please note that Land & Buildings Capital Growth Fund, LP, a fund managed by Land & Buildings Investment Management, LLC (“Land & Buildings”), has notified us that it intends to nominate one of Land & Buildings’ employees for election as trustee to our Board of Trustees at the 2020 Annual Meeting of Shareholders. You may receive solicitation materials from Land & Buildings, including a proxy statement and [COLOR] proxy card. We are not responsible for the accuracy of any information provided by or relating to Land & Buildings or its nominees contained in solicitation materials filed or disseminated by or on behalf of Land & Buildings or any other statements Land & Buildings may make.

Our Board of Trustees does not endorse the Land & Buildings nominee and unanimously recommends that you vote “FOR” the election of all nominees proposed by the Board of Trustees on the WHITE proxy card or WHITE voting instruction form (including via the telephone or Internet methods of voting specified on the card). Our Board of Trustees strongly urges you not to return or vote any [COLOR] proxy card sent to you by Land & Buildings. Please note that voting to “withhold” with respect to the Land & Buildings nominee on a [COLOR] proxy card sent to you by Land & Buildings is not the same as voting “for” the Board of Trustees’ nominees, because a vote to “withhold” with respect to the Land & Buildings nominee on its [COLOR] proxy card will revoke any WHITE proxy you may have previously submitted.

To support the Board of Trustees’ nominees, you should vote FOR the Board’s nominees on the WHITE proxy card and disregard, and not return, any [COLOR] proxy card sent to you by Land & Buildings. If you have previously submitted a [COLOR] proxy card sent to you by Land & Buildings, you can revoke that proxy and vote for our Board of Trustees’ nominees by using the enclosed WHITE proxy card or WHITE voting instruction form (including via the telephone or Internet methods of voting specified thereon) which will automatically revoke your prior proxy. Any later-dated [COLOR] proxy card that you send to Land & Buildings will also revoke your proxy, including WHITE proxies that you have voted FOR our Board of Trustees’ nominees, and we strongly urge you not to sign or return any [COLOR] proxy cards sent to you by Land & Buildings. Only the latest dated validly executed proxy that you submit will be counted.

2	American Homes 4 Rent – 2020 Proxy Statement

PROXY STATEMENT

If you require assistance in changing, revoking or voting your proxy, please contact the company’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (877) 283-0321

Email: AMH@dfking.com

Unanimous Recommendations of the Board

Election of the Eleven Trustees Named in this Proxy Statement	BOARD RECOMMENDATION	FOR
Ratification of the engagement of Ernst & Young, LLP as our independent registered public accounting firm for 2020	BOARD RECOMMENDATION	FOR
Advisory vote to approve compensation of named executive officers	BOARD RECOMMENDATION	FOR

These proposals are discussed in more detail in this proxy statement and you should read the entire proxy statement carefully before voting. We will also consider any other matters properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

American Homes 4 Rent – 2020 Proxy Statement	3

2019 BUSINESS HIGHLIGHTS

In 2019, we delivered continued growth and solid and sustainable operating performance while continuing to maintain an investment grade balance sheet.

OCCUPANCY Same-home occupancy of 95.7% at December 31, 2019	ADDITIONS 1,099 high quality homes added to portfolio	ACHIEVED Core FFO* per share growth of nearly 7%	GROWTH Total portfolio Core NOI* growth of 7%	RETURNS 2019 Total Return of 36%, including reinvested dividends

*	Refer to the company’s 2019 Annual Report on Form 10-K for information regarding Core FFO (p. 49-50) and Core NOI (p. 37-40), which are non-GAAP performance measures.

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ESG HIGHLIGHTS

During 2019, we continued to recognize the importance of integrating sustainability practices into our business objectives. We believe our commitment to sound environmental, social responsibility and corporate governance (“ESG”) practices provides both a superior experience for our residents and employees and attractive returns for our shareholders. For 2020, all members of our senior management have bonus targets that require the achievement of ESG and community service goals. This focus on Profits, People and the Planet reflects our dedication to our shareholders, residents, employees and the environment.

Environmental Sustainability

We have ongoing initiatives to reduce our carbon footprint and manage waste in both our operations and development activities. During 2019, we continued to take action to reduce our carbon footprint and manage waste, including efforts to:

•	Install energy efficient Energy Star appliances, LED lighting and low-flow water fixtures in our newly constructed homes and as part of our renovations of existing homes;

•	Install granite countertops and hard surface flooring designed to last for years;

•	Reduce leasing agent car travel and greenhouse gas emissions with our innovative “Let Yourself In” program that enables tenants to access our homes without a leasing agent;

•	Reduce water consumption by installing fixtures with automatic shut off features;

•	Eliminate 2.5 million sheets of paper through our paperless processes for resident applications;

•	Recycle 160 laptops and copiers through the Blind Center of Nevada;

•	Include tree planting design as part of our community design;

•	Educate residents about energy-efficient practices through our resident newsletter; and

•	Reduce greenhouse gases and drive times for our repair technicians by utilizing software to facilitate accurate diagnoses of repair needs remotely.

Social Responsibility

Our greatest asset is our employees. We support our employees by seeking to provide a great place to work in a diverse and inclusive environment. We invest in our employees through training and professional development.

We believe a healthy employee is an effective employee. We promote healthy habits and encourage our employees’ physical and emotional well-being through various programs. Those programs include Health and Wellness Fairs, gym membership discounts and corporate challenges. We also implement policies that address occupational health and safety concerns.

American Homes 4 Rent – 2020 Proxy Statement	5

ESG HIGHLIGHTS

Employees are encouraged to give back to their communities by participating in charitable events. Our Planting Seeds program gives employees incentives to volunteer at corporate-sponsored charitable events.

Additional highlights include:

•	An average of 30 hours of training per year for employees,

•	More than 400 available online learning and development courses at no cost to our employees, and

•	More than 100 employees participated in community events in 2019.

Corporate Governance

We maintain strong corporate governance practices that include transparency, communication and integrity. We describe our Corporate Governance Practices in more detail beginning on page [    ]. Highlights include:

WHAT WE DO

DO have a majority of our trustees (64%) meet the independence standards of the New York Stock Exchange

DO have independent and non-management trustees meet regularly without management present to facilitate Board independence

DO have women comprise 18% of our Board members

DO have a majority voting standard that requires that each trustee must receive a majority of votes cast in uncontested elections or tender his or her resignation to the Board

DO have a mandatory trustee retirement policy for trustees after age 75 to encourage Board refreshment

DO require “double trigger” change in control benefits

DO separate Chairman and Chief Executive Officer

DO provide for annual election of the entire Board

DO seek to align pay and performance with a balanced mix of Company and individual performance criteria tied to operational and strategic objectives established at the beginning of the performance period by the Compensation Committee

DO annually hold an offsite strategic review with the Board

DO have a Lead Independent Trustee

DO have CEO stock ownership guidelines

DO have a compensation claw-back policy for executive compensation

DO annually review an annual compensation risk assessment with the Compensation Committee

DO provide caps within annual and long-term incentive plan awards

DO provide continuing education for our Board

DO conduct annual performance evaluations of our Board

DO actively engage with our shareholders

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ESG HIGHLIGHTS

WHAT WE DON’T DO
NO shareholders rights plan (commonly known as a “poison pill”)
NO compensation or incentives that encourage risk-taking reasonably likely to have a material adverse effect on the company
NO tax gross-ups for any executive officers
NO “single-trigger” change in control cash or equity payments
NO re-pricing or buyouts of underwater stock options
NO hedging transactions by employees or trustees involving our securities
NO guarantees of cash incentive compensation or of equity grants
NO long-term employment contracts with executive officers
NO supermajority voting requirements

American Homes 4 Rent – 2020 Proxy Statement	7

BACKGROUND TO THE SOLICITATION

The following discussion provides background information regarding our interactions with Land & Buildings Investment Management, LLC (“Land & Buildings”) during 2019 and 2020.

On October 28, 2019, Jonathan Litt, the Founder and Chief Investment Officer of Land & Buildings, contacted our Chief Executive Officer, David P. Singelyn, telephonically to discuss certain valuation, operational and governance matters.

On November 13, 2019, Mr. Singelyn and our Chief Financial Officer, Christopher Lau, met with Mr. Litt to continue to discuss matters related to the company, including valuation and board composition matters. Mr. Litt identified a specific individual that he recommended be added to the company’s Board. Mr. Litt also requested that the company provide Land & Buildings with an exception from the trustee nomination deadline set forth in the company’s bylaws, which is applicable to all shareholders and is publicly available through the company’s filings with the Securities and Exchange Commission (the “SEC”).

On November 19, 2019, our Board considered Land & Buildings’ request for an exception from the trustee nomination deadline and unanimously agreed to decline the request.

On November 26, 2019, Douglas N. Benham, Chairman of our Nominating and Corporate Governance Committee, and Mr. Singelyn held a telephonic meeting with Mr. Litt and Craig Melcher, President and Portfolio Manager of Land & Buildings. Mr. Benham advised Mr. Litt that while the Board would not grant Land & Buildings an exception from the nomination deadline, the Nominating and Corporate Governance Committee would contact the person he recommended about his interest in serving on the company’s Board. Mr. Benham also advised Mr. Litt that the Nominating and Corporate Governance Committee would consider any other qualified candidates Mr. Litt recommended. Mr. Litt informed Messrs. Benham and Singelyn that a fund managed by Land & Buildings would submit a notice to the company that it intended to nominate Mr. Melcher and Corey Lorinsky, another Land & Buildings employee, for election to the company’s Board at the Annual Meeting.

On November 27, 2019, a fund managed by Land & Buildings formally submitted notice to the company regarding its intention to nominate Messrs. Melcher and Lorinsky for election to the Board at the Annual Meeting.

From November 2019 through February 2020, the Nominating and Corporate Governance Committee, as part of its ongoing board refreshment efforts, conducted a search process for additional independent trustees. The Nominating and Corporate Governance Committee engaged a nationally recognized independent search firm to assist with the search. During this time the Nominating and Corporate Governance Committee, with the assistance of the independent search firm, considered 34 candidates, including the two Land & Buildings trustee nominees, the person Land & Buildings recommended on November 13, 2019, and four others recommended by Mr. Litt in late January 2020 (as noted below), and conducted interviews with five of these 34 candidates.

On January 13, 2020, Mr. Benham and Mr. Singelyn held a telephonic meeting with Mr. Litt to further discuss his views on board composition matters.

On January 14, 2020, Land & Buildings sent a letter to Mr. Benham regarding board composition matters and requested a meeting with the full Board of the company. On January 16, 2020, Land & Buildings sent a letter to Mr. Benham regarding board composition matters and requested that the Committee involve Land & Buildings in the Nominating and Corporate Governance Committee’s

8	American Homes 4 Rent – 2020 Proxy Statement

BACKGROUND TO THE SOLICITATION

trustee search process, including by giving Land & Buildings the opportunity to personally interview candidates the Nominating and Corporate Governance Committee was considering.

On January 17, 2020, Mr. Benham sent a letter to Land & Buildings confirming that the Nominating and Corporate Governance Committee was considering the Land & Building trustee nominees, along with other candidates the Nominating and Corporate Governance Committee had identified with the assistance of its search firm. Mr. Benham invited Land & Buildings to make recommendations of other qualified candidates, but advised that Land & Buildings would otherwise not be involved in the Nominating and Corporate Governance Committee’s search process. Mr. Benham also stated that independent members of the company’s Board would be willing to meet with Mr. Litt without the participation of management, upon his request.

On January 18, 2020, Land & Buildings sent a letter requesting a meeting with the Nominating and Corporate Governance Committee.

On January 23, 2020, Mr. Benham and Matthew J. Hart, the Lead Independent Trustee of the Board and a member of the Nominating and Corporate Governance Committee, met telephonically with Mr. Litt to discuss matters related to board composition and operational and managerial matters. During this call, Mr. Litt suggested four possible board candidates (in addition to the two nominees already submitted and the one recommendation already made) he thought the Committee should consider. During the discussion, he agreed that two of the five proposed candidates had conflicts and should not be considered.

On February 13, 2020, Mr. Benham and Mr. Hart had a follow-up call with Mr. Litt regarding board composition and advised Mr. Litt that the independent search firm retained by the Nominating and Corporate Governance Committee had advised that it contacted the three candidates recommended by Mr. Litt at the January 23, 2020 meeting and none of the three was interested in being considered for the board position. In addition, the independent search firm had advised that the two individuals he had nominated declined to be interviewed and did not have the professional experience or skill sets that the Committee was seeking in a new trustee.

On February 27, 2020, the Board, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, unanimously approved the appointment of Matthew R. Zaist to serve as an independent member of the Board.

On February 28, 2020, the company received a letter from Land & Buildings concerning Mr. Zaist’s appointment and board composition matters.

On March 2, 2020, Mr. Benham sent a response letter to Land & Buildings regarding the company’s Board refreshment efforts. In the letter Mr. Benham noted the appointment of three new independent trustees over the last year, the Committee’s ongoing refreshment efforts, and the Committee’s willingness to consider additional trustee candidate recommendations from Mr. Litt. Mr. Benham also requested that Mr. Litt advise the company whether or not he intended to withdraw his trustee nominees and noted that absent a withdrawal the company would soon file a preliminary proxy statement.

On March 6, 2020, Land & Buildings sent a letter to Mr. Benham concerning management and board composition matters that included a request that the board appoint Mr. Melcher to the board and a notice from a representative of Land & Buildings that Land & Buildings intended to withdraw the nomination of Mr. Lorinsky. Also on March 6, 2020, the company received a formal notice withdrawing Mr. Lorinsky as a trustee nominee.

American Homes 4 Rent – 2020 Proxy Statement	9

PROPOSAL 1

ELECTION OF TRUSTEES

Trustee Nominees

Our Board consists of eleven members, all of whom are identified below as nominees. Seven of the current trustees are considered “independent” within the meaning of the listing standards of the New York Stock Exchange (the “NYSE”).

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the eleven incumbent trustees for re-election to the Board to serve for a one-year term beginning with the Annual Meeting, or until their successors, if any, are elected or appointed. Each nominee has consented to be named in this proxy statement and to serve if elected.

The following table presents the name, age and the position(s) held by each person nominated as a trustee

Nominee	Age	Principal Occupation	Trustee since	Committee Membership

Tamara Hughes Gustavson	58	Chairman of the Board, American Homes 4 Rent. Real Estate Investor; Philanthropist	2016

David P. Singelyn	58	Chief Executive Officer, American Homes 4 Rent	2012

Douglas N. Benham	63	President and Chief Executive Officer, DNB Advisors, LLC	2016	• Nominating and Corporate Governance (Chair) • Compensation

John “Jack” Corrigan	59	Chief Investment Officer, American Homes 4 Rent	2012

David Goldberg	70	Retired Executive Vice President, American Homes 4 Rent	2019

Matthew J. Hart	67	Lead Independent Trustee, American Homes 4 Rent. Retired President and Chief Operating Officer, Hilton Hotels Corporation	2012	• Audit • Compensation • Nominating and Corporate Governance

James H. Kropp	71	Retired Chief Investment Officer, SLKW Investments LLC, and Microproperties LLC	2012	• Audit (Chair)

Winifred “Wendy” Webb	62	Chief Executive Officer, Kestrel Advisors. Former Senior Executive at Ticketmaster and The Walt Disney Company	2019	• Compensation • Nominating and Corporate Governance

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PROPOSAL 1

Nominee	Age	Principal Occupation	Trustee since	Committee Membership

Jay Willoughby	61	Chief Investment Officer, TIFF Investment Management	2019	• Audit • Nominating and Corporate Governance

Kenneth M. Woolley	73	Founder and Chairman, Extra Space Storage, Inc.	2012	• Compensation (Chair) • Audit

Matthew R. Zaist	45	Former Chief Executive Officer and Director, William Lyon Homes	2020

The Board of Trustees unanimously recommends a vote FOR each of the 11 nominees proposed by the Board. Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of the company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the company, a willingness to devote the necessary time to board duties, a commitment to representing the best interests of the company and a dedication to enhancing shareholder value.

Land & Buildings has notified the company of its intention to nominate one of its employees for election to the Board at the Annual Meeting. Since the number of persons nominated exceeds the number of trustees to be elected, the trustees will be elected by the vote of a plurality of the votes cast at the meeting. As a result, the 11 nominees receiving the highest number of FOR votes will be elected. Votes may not be cumulated.

The Board does NOT endorse the Land & Buildings nominee and the Board, including all independent trustees, unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board. Our Board strongly urges you not to sign or return the [COLOR] proxy card sent to you by Land & Buildings. If you have previously submitted a proxy card sent to you by Land & Buildings, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card.

In addition to the information set forth below, Appendix A sets forth information relating to the company’s trustees and certain of the company’s officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as trustees, nominees or because they will be soliciting proxies on our behalf.

American Homes 4 Rent – 2020 Proxy Statement	11

TRUSTEE DIVERSITY

TRUSTEE TENURE Average Tenure: 4.6 years	TRUSTEE AGES Average Age: 62.4	INDEPENDENCE 64% (7 out of 11 Trustees)	TRUSTEE GENDER 18% (2 out of 11 Trustees)

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TRUSTEE SKILLS AND QUALIFICATIONS

Trustee Succession Planning

Led by our Nominating and Corporate Governance Committee, our Board of Trustees continues to focus on ensuring a smooth transition if and when trustees decide to retire or otherwise leave our Board and that the composition of our Board is systematically refreshed so that, taken as a whole, the Board has the desired mix of skills, experience, independence and diversity to support our strategic direction and operating environment. Since January 2019, we have added four new trustees, three of whom qualify as independent under the rules of the New York Stock Exchange, and all of whom bring extensive operational and executive experience to the Board.

Among other aspects of the succession planning and refreshment process, our Board:

•	Identifies the collective mix of desired skills, experience, knowledge, diversity and independence of our Board taken as a whole, and identifies potential opportunities for enhancement;

•	Considers each current trustee’s experience, skills, principal occupation, reputation, independence, age, tenure, committee membership and diversity (including geographic, gender and ethnicity);

•	Considers the results of the Board and committee self-evaluations;

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TRUSTEE SKILLS AND QUALIFICATIONS

•	Has engaged and in the future may engage third-party search firms to assist with identifying and evaluating qualified candidates; and

•	Considers the recommendations of Board members and third parties to identify and evaluate potential trustee candidates.

Additional information concerning the trustee nomination and selection process is provided below in “Consideration of Candidates for Trustee.”

Board Leadership

We have separate individuals serving as Chairman of the Board and as Chief Executive Officer. Tamara Hughes Gustavson serves as our Chairman. David P. Singelyn serves as Chief Executive Officer and is responsible for the day-to-day management and profitable growth of the company.

Although the positions are currently held by separate individuals, the company does not have a policy against one individual holding the position of Chairman and Chief Executive Officer. Rather, the Board evaluates the desirability of having combined or separate roles for the Chairman and Chief Executive Officer from time-to-time and adopts a structure based on what it believes is in the best interests of the company and its shareholders. Currently, the Board believes that having a separate Chairman and Chief Executive Officer serves the interests of the company and its shareholders well.

The Board has also established a position of Lead Independent Trustee to provide for an independent leadership role on the Board at times when the Chairman is not independent. The Lead Independent Trustee, who must be one of the independent trustees, presides at meetings of all non-management trustees in executive session without the presence of management. These meetings are held on a regular basis, generally before or after each regularly scheduled Board meeting and at the request of any non-management trustee. In addition, the independent trustees meet separately at least once annually. These sessions are designed to encourage open Board discussion of any matter of interest without our chief executive officer or any other members of management present.

The Lead Independent Trustee also: (1) reviews the agendas for each Board meeting and strategic planning session, (2) in conjunction with the Nominating and Corporate Governance Committee assists in the recruitment and selection of new trustees, (3) evaluates, along with the members of the Compensation Committee, the performance of the Chief Executive Officer, (4) consults with the Chief Executive Officer as to hiring other executive officers, strategic planning and succession planning for the Chief Executive Officer, (5) is regularly apprised of material shareholder inquires and is involved in responding to these inquiries as appropriate, and (6) when necessary or appropriate, communicates with other non-management and independent trustees and calls meetings of the non-management and independent trustees.

The Lead Independent Trustee is appointed by the independent trustees annually for a one-year term expiring at the next annual meeting. Matthew J. Hart has been appointed as the Lead independent Trustee and will serve in that role at least until the Annual Meeting.

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TRUSTEE SKILLS AND QUALIFICATIONS

Biographical Information about our Trustee Nominees

Set forth below is biographical information for each of the trustee nominees.

Tamara Hughes Gustavson

Trustee since: August 2016

Ms. Gustavson has served as our Chairman since May 2019 and as a member of the Board since August 2016. She is also a real estate investor and philanthropist and has been a member of the Public Storage (NYSE: PSA) Board of Trustees since November 2008. She was previously employed by Public Storage from 1983 to 2003, serving most recently as Senior Vice President—Administration. During the past five years, Ms. Gustavson has been supervising her personal business investments and engaged in charitable activities. Ms. Gustavson also serves on the Board of Trustees of the William Lawrence and Blanche Hughes Foundation and the Board of Trustees of the University of Southern California. Ms. Gustavson is our largest individual shareholder and a member of the family of B. Wayne Hughes (the Hughes Family) that collectively owns approximately 25% of the company’s outstanding common shares and units of its operating partnership.

Ms. Gustavson is qualified to serve as a trustee of the company due to her extensive real estate, financial and operational experience with private and public companies.

David P. Singelyn

Trustee since: October 2012

Mr. Singelyn has served as our Chief Executive and a trustee since October 2012. Mr. Singelyn co-founded AH LLC with B. Wayne Hughes in June 2011 and served as the Chief Executive Officer of our former manager prior to our internalization of senior management in June 2013. From 2003 through April 2013, Mr. Singelyn was Chairman and President of Public Storage Canada, a real estate company previously listed on the Toronto Stock Exchange, where he built a management team that restructured the operations of the company, including building an operations team and installing accounting and operating computer systems. In 2010, Mr. Singelyn facilitated the restructuring of the ownership entity that was traded on the Toronto stock exchange resulting in the company “going private”. In 2005, Mr. Singelyn, along with Mr. Hughes, founded American Commercial Equities (“ACE”), a private real estate company specializing in the acquisition and management of retail property. From 1989 through 2003, Mr. Singelyn served as the Treasurer for Public Storage (NYSE: PSA). Mr. Singelyn is a director of the William Lawrence and Blanche Hughes Foundation, a non-profit organization dedicated to research of pediatric cancer, and is also a member of the Dean’s Advisory Council to the College of Business and a member of the Board of Trustees of the Philanthropic Foundation at California State Polytechnic University. Mr. Singelyn earned a Bachelor of Science in Accounting and a Bachelor of Science in Computer Information Systems from California Polytechnic University—Pomona.

Mr. Singelyn is qualified to serve as a trustee of the company due to his extensive real estate, financial and operational experience with private and public companies.

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TRUSTEE SKILLS AND QUALIFICATIONS

Douglas N. Benham

Trustee since: March 2016

Mr. Benham has served as a trustee of the company since March 2016 when he was appointed to the Board in connection with the company’s merger with American Residential Properties, Inc., a publicly held owner and operator of single family rental homes. He is Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Benham is the President and Chief Executive Officer of DNB Advisors, LLC, a restaurant industry consulting firm, and served as President and Chief Executive Officer of Arby’s Restaurant Group, Inc. from 2004 to 2006. From 1989 until 2003, he was Chief Financial Officer and, from 1997 until 2003, served on the Board of Directors, of RTM Restaurant Group, Inc., an Arby’s franchisee. Currently, Mr. Benham also serves as a director of CNL Healthcare Properties II, Inc., a non-traded public real estate investment trust. He formerly served as a director of American Residential Properties, Inc. until its acquisition in 2016, as Chairman of the Board and Executive Chair of Bob Evans Farms, Inc. until its acquisition in 2018, as a director of the Global Income Trust, a non-traded public real estate investment trust, until its acquisition in 2015, as a director of Sonic Corp. until 2014, and as a director of O’Charley’s Inc. until its acquisition in 2012. Mr. Benham is also a member of the Board of Advisors/Managers of Border Partners and United Pacific Oil, which are privately held companies. He received a B.A. in Accounting from the University of West Florida.

Mr. Benham is qualified to serve as a trustee of the company because of his experience as a senior executive officer at, and consultant to, various business enterprises, and experience in operating multi-location enterprises, his experience as a board member of other publicly traded companies, including single-family home rental REITs, and his expertise in accounting and finance.

John “Jack” Corrigan

Trustee since: October 2012

Mr. Corrigan has served as a trustee of the company and our Chief Investment Officer since October 2012. Previously, he served as our Chief Operating Officer from 2012 to 2019 and Chief Operating Officer of American Homes 4 Rent Advisor, LLC, our former manager, from 2011 to 2013. From 2006 to 2011, Mr. Corrigan was the Chief Executive Officer of A & H Property and Investments, a full-service leasing and property management company in Los Angeles County with a portfolio of residential, retail, industrial and office properties, where he was responsible for acquisitions, dispositions, development, financing and management operations. From 1998 to 2004, Mr. Corrigan served as Chief Financial Officer of PS Business Parks Inc. (NYSE:PSB), a publicly-traded real estate investment trust specializing in office and industrial properties throughout the United States. Prior to his tenure at PS Business Parks, Mr. Corrigan was a partner in the accounting firm of LaRue, Corrigan & McCormick, where he was responsible for the audit and consulting practice of that firm. Mr. Corrigan began his career at Arthur Young and Company (now a part of Ernst & Young LLP) and served as Vice President and Controller of Storage Equities, Inc. (a predecessor entity to Public Storage). Mr. Corrigan earned a B.S. in Accounting from Loyola Marymount University.

Mr. Corrigan is qualified to serve as a trustee of the company due to his extensive real estate, financial and operational experience with public and private companies.

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TRUSTEE SKILLS AND QUALIFICATIONS

David Goldberg

Trustee since: May 2019

Mr. Goldberg has served as a trustee of the company since May 2019. Mr. Goldberg served as the company’s Executive Vice President from October 2012 until May 2019. Mr. Goldberg held the same position with our former manager from 2011 until the Management Internalization. Since 2006, Mr. Goldberg has been a co-manager of ACE, and since 2006 he has served as a legal consultant and senior counsel for Public Storage. From 1991 until 2005, Mr. Goldberg held various legal positions with Public Storage, including Senior Vice President and General Counsel. In such capacity, Mr. Goldberg was responsible for all Public Storage securities, real estate and property management activities and was involved in capital raising, real estate acquisition, corporate reorganization and property management transactions. From 1974 until 1991, Mr. Goldberg was an associate and a partner in the law firm of Agnew, Miller & Carlson and a partner with the law firm of Sachs & Phelps and with the law firm of Hufstedler, Miller, Carlson & Beardsley. Mr. Goldberg earned an A.B. in History and Social Studies from Boston University and a J.D. from the University of California, Berkeley (Boalt School of Law) and is a member of the California State Bar.

Mr. Goldberg is qualified to serve as a trustee of the company due to his long association with the company in a senior executive capacity and his real estate and legal experience with public and private real estate companies.

Matthew J. Hart

Trustee since: November 2012

Mr. Hart has served as a trustee of the company since November 2012. He is our Lead Independent Trustee and is a member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Mr. Hart served as President and Chief Operating Officer of Hilton Hotels Corporation, or Hilton, a global hospitality company, from May 2004 until the buyout of Hilton by a private equity firm in October 2007. He also served as Executive Vice President and Chief Financial Officer of Hilton from 1996 to 2004. Prior to joining Hilton, Mr. Hart served as the Senior Vice President and Treasurer of the Walt Disney Company, Executive Vice President and Chief Financial Officer for Host Marriott Corp., Senior Vice President and Treasurer for Marriott Corporation and Vice President, Corporate Lending, for Bankers Trust Company. Mr. Hart currently serves on the Board of Directors of American Airlines Group, Inc. (NASDAQ: AAL) and Air Lease Corporation (NYSE: AL). Mr. Hart was also a director of US Airways Group, Inc. until it merged with American Airlines, Inc. in December 2013 and was a director of B. Riley Financial, Inc. until November 2015. Mr. Hart received a B.A. in Economics and Sociology from Vanderbilt University and an M.B.A. in Finance and Marketing from Columbia University.

Mr. Hart is qualified to serve as a trustee of the company due to his financial expertise, risk management and real estate experience, extensive experience as a senior operating and finance executive in developing strategies for large public companies, his mergers and acquisitions experience, and his service as a public company director.

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TRUSTEE SKILLS AND QUALIFICATIONS

James H. Kropp

Trustee since: November 2012

Mr. Kropp has served as a trustee of the company since November 2012 and is Chairman of the Audit Committee. From 2009 to 2019, Mr. Kropp was employed by SLKW Investments LLC, a family investment office and Microproperties LLC, an investor and asset manager of net leased properties. Since 1998, Mr. Kropp has served as a director of PS Business Parks Inc. (NYSE: PSB) and is member of its Compensation Committee and its Nominating/Corporate Governance Committee. Kropp is also a director of FS KKR Capital Corporation and Chair of its Valuation Committee (since 2018, following the merger of Corporate Capital Trust into FS Investment Company) and FS KKR Capital Corporation II since 2019 following the merger of Corporate Capital Trust 2 with FS Investment Company 2, 3 and 4. Mr. Kropp earned a B.B.A. in Finance from St. Francis College. He was licensed as a CPA while at Arthur Young and Company (now a part of Ernst & Young LLP). He is a Board Leadership Fellow for the National Association of Corporate Directors.

Mr. Kropp is qualified to serve as a trustee of the company due to his knowledge of investment banking and capital markets, specializing in real estate securities, his extensive experience with real estate businesses, including other real estate investment trusts, and his experience as a public company director.

Winifred “Wendy” Webb

Trustee since: January 2019

Ms. Webb has served as a trustee of the company since January 2019 and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Ms. Webb is Chief Executive Office of Kestrel Advisors, a position she has held since February 2013. Previously, she was Managing Director of Tennenbaum Capital Partners and TCP Capital Corp. from 2010 to 2013. Ms. Webb was a member of the corporate executive team at Ticketmaster Entertainment as corporate Senior Vice President and Chief Communications & Investor Relations Officer from 2008 to 2010. From 1988 to 2008, she held various positions at The Walt Disney Company, including as corporate Senior Vice President of Investor Relations & Shareholder Services and as Executive Director for The Walt Disney Company Foundation. Her early career was in investment banking. Ms. Webb currently serves on the Boards of Directors of Wynn Resorts (NASDAQ: WYNN), ABM Industries (NYSE: ABM) and AppFolio (NASDAQ: APPF). She previously served on the board of directors of TiVo Inc. (NASDAQ: TIVO) from January 2016 until it was acquired in September 2016, of 9 Spokes International (ASX: 9SP) from 2015 to 2018, of Jack in the Box Inc. (NASDAQ: JACK) from 2008 to 2014, and of nonprofit PetSmart Charities, Inc. from 2014 to 2016. She also serves as Co-Chair of nonprofit Women Corporate Directors (WCD), Los Angeles/Orange County Chapter. Ms. Webb earned a B.A. with honors from Smith College and an M.B.A. from Harvard.

Ms. Webb is qualified to serve as a trustee of the company due to her knowledge of investment banking, extensive experience as a senior finance and investor relations executive, her involvement in real estate-related and digital companies, and her service as a public company director.

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TRUSTEE SKILLS AND QUALIFICATIONS

Jay Willoughby

Trustee since: January 2019

Mr. Willoughby has served as a trustee of the company since January 2019 and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Willoughby is the Chief Investment Officer of TIFF Investment Management where he is responsible for allocating capital on behalf of over 600 non-profit institutions for whom TIFF manages capital. Before joining TIFF in 2015, Mr. Willoughby spent four years as the Chief Investment Officer of The Alaska Permanent Fund. Previously, he was co-managing partner at Ironbound Capital Management and spent nine years with Merrill Lynch Investment Managers, LP as CIO Private Investors Group, head of research for Equity Funds and as Senior Portfolio Manager for the Merrill Lynch Real Estate Fund. He is a CFA charterholder and serves on the board of the Sustainability Accounting Standards Board (SASB) Foundation, which supports the development of accounting standards that help investors understand which sustainability factors can have a material impact on the future financial performance of individual public companies. Mr. Willoughby received a B.A. from Pomona College and an M.B.A. in Finance from Columbia University.

Mr. Willoughby is qualified to serve as a trustee of the company due to his knowledge of investment management, his experience as a real estate investor and knowledge of the single family rental business in general and the company in particular resulting from his role as the Chief Investment Officer of The Alaska Permanent Fund when it made an early investment in the company and his membership on the board of the SASB Foundation.

Kenneth M. Woolley

Trustee since: November 2012

Mr. Woolley is Chairman of the Compensation Committee and a member of the Audit Committee and has served as a trustee since November 2012. He is the founder of Extra Space Storage, Inc. (NYSE: EXR), or Extra Space, a self-storage real estate investment trust, and he currently serves as its Chairman. He served as Chairman and Chief Executive Officer of Extra Space from its inception in 2004 through March 2009 and was formerly Chief Executive Officer of Extra Space’s predecessor. From 1994 to 2002, he was an active participant on Storage USA’s Advisory Board. From 1983 to 1989, he acted as a preferred developer for Public Storage, Inc. Mr. Woolley has also developed over 13,000 apartment units in 40 projects and acquired over 15,000 apartment units in the past 25 years and is the founder of several companies in the retail, electronics, food manufacturing, airline and natural resources industries. Mr. Woolley received a B.A. in Physics from Brigham Young University and an M.B.A. and Ph.D. in Business Administration from Stanford University, Graduate School of Business.

Mr. Woolley is qualified to serve as a trustee of the company due to his extensive experience with public real estate companies, including his executive experience with Extra Space, experience with multi-family rental properties and service as a public company director.

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TRUSTEE SKILLS AND QUALIFICATIONS

Matthew R. Zaist

Trustee since: February 2020

Matthew R. Zaist has served as a trustee of the company since February 2020. Mr. Zaist was President and Chief Executive Officer and a member of the Board of William Lyon Homes from 2016 until the company was acquired in 2020 by Taylor Morrison Home Corporation. Mr. Zaist joined William Lyon Homes in 2000 and from 2013 to 2015 served as its President and Chief Operating Officer and served as President and Co-Chief Executive Officer from 2015 to 2016. William Lyon Homes (formerly NYSE: WLH) and its subsidiaries designed, constructed, marketed and sold single-family homes in California, Arizona, Nevada, Colorado, Washington, Oregon and Texas. Mr. Zaist holds a B.S. from Rensselaer Polytechnic Institute and is a member of the Executive Committee for the University of Southern California’s Lusk Center for Real Estate.

Mr. Zaist is qualified to serve as a trustee of the company due to his extensive experience with one of the nation’s largest homebuilders in the Western United States, which is a growing part of the company’s business. He also brings his experience as a public company director.

Board Recommendation

Our Board unanimously recommends that you vote “FOR” all eleven nominees for trustee for a one-year term.

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CORPORATE GOVERNANCE  FRAMEWORK

Corporate Governance Framework

We describe our corporate governance highlights on page [    ]. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance include:

•	Annual Election of all Trustees

•	Majority Voting for Trustees in Uncontested Elections

•	Lead Independent Trustee

•	Regular Executive Sessions of Non-Management Trustees

•	Separation of CEO and Chairman

•	Trustee Retirement Policy

•	Anti-Hedging and Anti-Short Sale Policies

•	Compensation Clawback Policy

•	Double Trigger Vesting for Time Based Equity Awards

The framework of our corporate governance is set forth in our charter and bylaws and the following documents:

•	Corporate Governance Guidelines that outline the Board’s overall governance practices

•	Charters of the Audit, Compensation and Nominating and Corporate Governance Committees

•	The Code of Business Conduct and Ethics applicable to trustees, officers and all employees

•	Code of Ethics for Senior Financial Officers

The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are reviewed at least annually by the Nominating and Corporate Governance Committee, which considers whether to recommend any changes to the Board. Each Board committee reviews its charter at least annually.

The company’s Code of Business Conduct and Ethics, the Corporate Governance Guidelines and the Board committee charters are available on the company’s website, www.americanhomes4rent.com under the tab “For Investors.” A copy of each may be obtained by sending a written request to the company’s Investor Relations Department, American Homes 4 Rent, 30601 Agoura Road, Suite 200, Agoura Hills, California 91301, or submitting an information request under the tab “For Investors” on the company’s website. Any amendments or waivers to the Code of Business Conduct and Ethics for trustees or executive officers may be made only by the Nominating and Corporate Governance Committee of our Board and will be disclosed on the company’s website or other appropriate means in accordance with applicable SEC and NYSE requirements.

Extensive Shareholder Engagement

We value and actively solicit feedback from our shareholders. During fiscal year 2019, management met with over 300 institutional investors at conferences and investor meetings, and at our Security Analyst Meeting.

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RISK OVERSIGHT RESPONSIBILITIES

Board Responsibilities and Oversight of Risk Management

The Board is responsible for overseeing the company’s approach to major risks and our policies for assessing and managing these risks. As part of its oversight function, the Board regularly receives presentations from management on areas of risk facing our business. The Board and management actively engage in discussions about these potential and perceived risks to the business.

In addition, the Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Board committee charters and as provided in the NYSE rules and indicated below.

Board

•  Overall oversight of the risk management process

•  Development of business strategy and major resource allocation

•  Leadership of management succession planning

•  Business conduct and compliance oversight

•  Receipt of regular reports from Board committees on specific risk oversight responsibilities

Board Committees
Audit	Compensation	Nominating and Corporate Governance

•  Oversight of enterprise risk management activities

•  Oversight of accounting and financial reporting

•  Oversight of integrity of financial statements

•  Oversight of compliance with legal and regulatory requirements applicable to accounting and financial reporting processes

•  Oversight of the performance of internal audit function

•  Oversight of the effectiveness of internal controls

•  Oversight of registered public accounting firm’s qualifications, performance and independence

•  Review of proposed swaps and equity and debt hedging transactions

• Oversight of compensation related risks and overall philosophy • Oversight of regulatory compliance with respect to compensation matters

•  Overall corporate governance leadership

•  Provides recommendations regarding Board and committee composition

•  Board succession planning

•  Oversight of regulatory compliance and environmental, social and corporate governance initiatives

•  Oversight of the evaluation of the Board and management

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RISK OVERSIGHT RESPONSIBILITIES

Management

Responsibilities

•  Identify material risks

•  Implement appropriate risk management strategies

•  Integrate risk management into our decision-making process

•  Ensure that information with respect to material risks is transmitted to senior executives and the Board

Risk Areas

Strategic	Operational	Financial	Legal, Regulatory & Compliance
• Reputation • Market Dynamics • Acquisitions & Dispositions	• Sales & Marketing • Service & Delivery • Information Systems & Cybersecurity • Infrastructure & Assets • Hazards & Weather • People	• Financial Reporting & Internal Controls • Capital Structure • Market • Liquidity & Credit • Tax	• Environmental • Social • Governance

Trustee Independence

The Board evaluates the independence of each trustee annually based on information supplied by trustees and the company and on the recommendations of the Nominating and Corporate Governance Committee. The company’s Corporate Governance Guidelines require that a majority of the trustees be independent in accordance with the requirements of the rules of the NYSE and our Board continues to comply with that requirement, with approximately 64% of the current trustees meeting these independence standards. Our non-management and independent trustees meet regularly in executive sessions without members of management present, generally following each regularly scheduled Board meeting.

No trustee qualifies as independent unless the Board affirmatively determines that the trustee has no material relationship with the company and its management, based on all relevant facts and circumstances, in accordance with NYSE rules. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Following its annual review of each trustee’s independence in February 2020, the Nominating and Corporate Governance Committee recommended to the Board and the Board determined that (1) each member of the Board, other than Tamara Hughes Gustavson, David P. Singelyn, John Corrigan, and David Goldberg, and (2) each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is independent pursuant to the rules of the NYSE.

In addition, the Board has determined that:

•

Each member of the Audit Committee meets the additional independence requirements set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the SEC’s rules thereunder; and

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RISK OVERSIGHT RESPONSIBILITIES

•	Each member of the Compensation Committee meets the NYSE’s heightened independence requirements for compensation committee members.

Committees of the Board

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees consists of at least three members, each of whom meets the independence standards of the NYSE. Matters put to a vote by any one of our three independent committees of our Board must be approved by a majority of the trustees on the committee who are present at a meeting, in person or as otherwise permitted by our bylaws, at which there is a quorum or by the unanimous written consent of the trustees serving on the committee. Additionally, our Board may from time to time establish other committees to facilitate the Board’s oversight of management of the business and affairs of the company.

Each of the standing committees operates pursuant to a written charter which is reviewed and reassessed annually and that can be viewed on our website at www.americanhomes4rent.com under the tab “For Investors.” A printed copy will be provided to any shareholder who requests a copy by writing to the company’s Secretary at American Homes 4 Rent, 30601 Agoura Road, Suite 200, Agoura Hills, California 91301, or submitting an information request under the tab “For Investors” on the company’s website.

Our three standing committees are described below, and the committee members in 2019 and number of meetings held in 2019 are as follows:

Trustee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Douglas N. Benham		Member	Chair

Matthew J. Hart	Member	Member	Member

James H. Kropp	Chair

Winifred “Wendy” Webb	Member		Member

Jay Willoughby		Member	Member

Kenneth M. Woolley	Member	Chair

Number of meetings in 2019:	4	2	5

Audit Committee. Our Board has affirmatively determined that each of the Audit Committee members meets the definition of “independent trustee” for purposes of the NYSE rules and the independence requirements of Rule 10A-3 of the Exchange Act (“Exchange Act”). Our Board has also determined that each member of our Audit Committee is financially literate and three members, including James H. Kropp, Matthew J. Hart and Kenneth M. Woolley, qualify as an “audit committee financial expert” under SEC rules and regulations. The Audit Committee’s principal functions consist of overseeing:

•	the integrity of our consolidated financial statements and financial reporting process;

•	our accounting and financial reporting processes;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

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RISK OVERSIGHT RESPONSIBILITIES

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	review of all related party transactions in accordance with our Related Party Transaction Policy;

•	the performance of our internal audit functions; and

•	our overall risk exposure and management.

Compensation Committee. The Compensation Committee’s principal functions consist of supporting the Board in fulfilling its oversight responsibilities relating to the following:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive and equity-based compensation plans;

•

reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) to be included in the proxy statement and to recommend to the Board the inclusion of the CD&A in the company’s Annual Report on Form 10-K and annual proxy statement;

•	producing a report on executive compensation to be included in our annual proxy statement;

•	reviewing with management, management’s annual assessment of potential risks related to compensation policies and practices applicable to all employees;

•	overseeing the advisory shareholder votes on the company’s executive compensation programs and policies and the frequency of such votes; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees.

During 2019, the Compensation Committee made all compensation decisions for our executive officers, including the named executive officers, as set forth in the Summary Compensation Table below.

Compensation Committee Interlocks and Insider Participation. None of our current Compensation Committee members is or was an officer or employee, or former officer or employee, of the company. None of our executive officers serve as a member of a board of directors, board of trustees or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee.

Oversight of Compensation Risks. In February 2020, the Compensation Committee considered a report from management concerning its review of potential risks related to compensation policies and practices of all employees of the company. During its review, the Compensation Committee discussed the report with senior management and discussed management’s conclusion that the company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the company.

To prepare the report for the Compensation Committee’s consideration, members of our senior management team, including our Chief Executive Officer, Chief Operating Officer, Chief Legal Officer,

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RISK OVERSIGHT RESPONSIBILITIES

Chief Administrative Officer and the Senior Vice President of Human Resources, reviewed each of the company’s executive compensation programs, focusing on employee incentive compensation plans. At the completion of the review, management and the Compensation Committee concluded that there is little motivation or opportunity for employees to take undue risks to earn incentive compensation awards and that the incentive compensation plans properly incentivize employees to achieve long-term goals and do not create undue risks for the company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s principal functions consist of:

•	identifying, evaluating and recommending to the Board the trustee nominees for each annual shareholder meeting or to fill any vacancy on the Board;

•	identifying individuals qualified to become members of the Board and ensuring that the Board has the requisite expertise;

•	developing and recommending to the Board for its approval qualifications for trustee candidates and periodically reviewing these qualifications with the Board;

•	reviewing the committee structure of the Board and recommending trustees to serve as members or chairs of each committee of the Board;

•

developing and recommending to the Board a set of corporate governance guidelines for the Board and, at least annually, reviewing such guidelines and recommending changes to the Board for approval as necessary;

•	overseeing the annual self-evaluations of the Board and management; and

•	overseeing our Board’s compliance with our Code of Business Conduct and Ethics.

Board Orientation and Education

Each new trustee participates in an orientation program and receives materials and briefings concerning our business, industry, management and corporate governance policies and practices. We provide continuing education for all trustees through board materials and presentations, discussions with management and the opportunity to attend external board education programs. In addition, all Board members have the opportunity to become a member of the National Association of Corporate Directors and access the many educational resources of that organization.

Trustee Compensation

Our Board has established a compensation program for our non-management trustees that includes a mix of cash and equity compensation. The Compensation Committee annually evaluates the adequacy of the trustee compensation program.

Retainers. For 2019, each non-management trustee received the following cash compensation:

•	an annual cash retainer of $75,000;

•	an additional annual cash retainer of $15,000 to the chair of the Audit Committee;

•	an additional annual cash retainer of $7,500 to the chair of the Compensation Committee; and

•	an additional annual cash retainer of $7,500 to the chair of the Nominating and Corporate Governance Committee.

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RISK OVERSIGHT RESPONSIBILITIES

In addition, the Chairman and the Lead Independent Trustee received a $15,000 annual cash retainer.

For 2020, the annual retainer for the Chairman and Lead Independent Trustee were set at $25,000. The annual retainer for the chair of the Audit Committee was set at $20,000 and for the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee was set at $12,500.

The company also reimburses non-management trustees for reasonable out-of-pocket expenses incurred in the performance of their duties as trustees, including without limitation, travel expenses in connection with their attendance in-person at Board and committee meetings. Trustees who are employees do not receive any compensation for their services as trustees.

Equity Awards. Starting in 2019, on the date of the Annual Meeting, each non-management trustee receives an award of restricted share units with a value of $75,000 as determined by the closing price on the NYSE of the company’s Class A common shares on the date of grant. Previously trustees were granted annual option awards. New trustees also receive an award of restricted share units with a value of $75,000 as determined by the closing price on the NYSE of the company’s Class A common shares on the date of grant. The grant date for the award to new trustees is the date their service commences. Awards for new trustees and the annual grants to non-management trustees vest in full one year from the date of grant. For 2020, the value of the equity award was set at $100,000.

Trustee Compensation Table

The following table presents information relating to the total compensation of our non-employee trustees for the fiscal year ended December 31, 2019. Ms. Webb and Mr. Willoughby joined the Board in January 2019.

B. Wayne Hughes, our former Chairman, who retired from the Board in May 2019, and Messrs. Singelyn and Corrigan did not receive any compensation for their services as trustees in 2019. Mr. Singelyn’s compensation as our Chief Executive Officer and Mr. Corrigan’s compensation as our Chief Operating and Investment Officer is described beginning on page [    ].

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Tamara Hughes Gustavson	$86,250	$75,010	$161,260

David P. Singelyn	$0	$0	$0

John Corrigan	$0	$0	$0

Douglas N. Benham	$82,500	$75,010	$157,510

David Goldberg	$56,250	$75,010	$131,260

Matthew J. Hart	$90,000	$75,010	$165,010

James H. Kropp	$90,000	$75,010	$165,010

Winifred “Wendy” Webb	$75,000	$75,010	$150,010

Kenneth M. Woolley	$82,500	$75,010	$157,510

Jay Willoughby	$75,000	$75,010	$150,010

(1)	Restricted share unit awards valued at the closing share price on the NYSE of $23.64 per share for Class A common shares on May 9, 2019, which was the date of grant.

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RISK OVERSIGHT RESPONSIBILITIES

(2)

As of December 31, 2019, each non-management trustee had the following number of options outstanding: Messrs. Hart, Kropp and Woolley each held a total of 60,000, of which 45,000 are fully vested and exercisable; Ms. Gustavson and Mr. Benham each held a total of 30,000 of which 15,000 were fully vested and exercisable. Ms. Webb and Mr. Willoughby each held a total of 10,000, of which none are fully vested and exercisable. Messrs. Singelyn and Corrigan each held fully vested options to acquire 25,000 shares and Mr. Goldberg held fully vested option to acquire 150,000 shares which were not awarded in connection with their service as trustees. In addition, at December 31, 2019, Mses. Gustavson and Webb, and Messrs. Benham, Goldberg, Hart, Kropp, Willoughby, and Woolley held 3,173 restricted share units which vest in full on May 9, 2020.

Board and Committee Meetings and Attendance

The Board meets at regularly scheduled intervals and may hold additional special meetings as necessary or desirable in furtherance of its oversight responsibilities. As described above, the non-management trustees generally meet in executive session without the presence of management as part of each regularly scheduled Board meeting. The sessions are intended to encourage open discussion of any matter of interest without the Chief Executive Officer or any member of management present.

During 2019, the Board held eight meetings and the Board committees held eleven meetings. During 2019, all trustees attended at least 75% of the meetings held by the Board and all committees of the Board on which each trustee served. Nine of the ten trustees serving at the time attended the 2019 Annual Meeting of Shareholders. Trustees are encouraged, but not required, to attend the Annual Meeting.

Trustee Retirement Policy

To encourage refreshment of the Board, the Board has adopted a mandatory retirement age for trustees of 75. The policy provides in relevant part that no trustee will be nominated for election to the Board unless he or she will be 75 or younger on the first day of such Board term.

Consideration of Candidates for Trustee

Shareholder recommendations. The policy of the Nominating and Corporate Governance Committee to consider properly submitted shareholder recommendations for candidates for membership on the Board is described below under “Identifying and Evaluating Nominees for Trustees.” Under this policy, shareholder recommendations may only be submitted by a shareholder entitled to submit shareholder proposals under the SEC rules. Any shareholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership, including the information required under Regulation 14A under the Exchange Act, and should be addressed to the Secretary at American Homes 4 Rent, 30601 Agoura Road, Suite 200, Agoura Hills, California 91301. Recommendations for consideration at the 2021 Annual Meeting of Shareholders should be submitted within the time frame described in this proxy statement under “Deadlines for Receipt of Shareholder Proposals.”

Trustee Qualifications. Members of the Board should have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment and shall be most effective, in conjunction with the other nominees to the Board, in serving the long-term interests of the company and its shareholders. In general, the Board seeks to add trustees who meet the independence

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RISK OVERSIGHT RESPONSIBILITIES

requirements of the NYSE rules. In addition, trustee candidates must submit a completed trustee questionnaire concerning matters related to independence determination, the determination of whether a candidate qualifies as an audit committee financial expert and other proxy disclosure matters and must satisfactorily complete a background investigation by a third-party firm.

The Board has delegated to the Nominating and Corporate Governance Committee responsibility for recommending to the Board new trustees for election and assessing the skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment includes trustees’ qualifications as independent, and may include consideration of the following, all in the context of an assessment of the perceived needs of the Board at that time:

•	diversity, background, skills and experience;

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	knowledge and contacts in the communities in which the company conducts business and in the company’s industry or other industries relevant to the company’s business;

•	ability and willingness to devote sufficient time to serve on the Board and committees of the Board;

•	knowledge and expertise in various areas deemed appropriate by the Board; and

•	how the individual’s skills, experience and personality fit with those of other trustees in maintaining an effective, collegial and responsive Board.

There are no other policies or guidelines that limit the selection of trustee candidates by the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee and the Board have and exercise broad discretion to select trustee candidates who will best serve the Board, the company and its shareholders.

Identifying and Evaluating Nominees for Trustee. The company was formed, and five of the eleven current Board members were first elected, in 2012. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for trustee.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

The Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations of candidates for the Board in the same manner as other candidates. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a trustee candidate, such materials are forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

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RISK OVERSIGHT RESPONSIBILITIES

As discussed above in “Trustee Succession Planning,” the Board has actively focused on refreshment with the addition of three new independent trustees since January 2019. As part of the ongoing process to identify trustee candidates, during late 2019 and early 2020, the Nominating and Corporate Governance Committee reviewed various individual candidates proposed by various Board members, shareholders, investment bankers and a search firm, Ferguson Partners. The nominee selection process involved extensive interviews and a portion or all of three formal meetings of the full Nominating and Governance Committee. At the conclusion of the interview process, the Nominating and Corporate Governance Committee considered feedback from the interviews, discussed the proposed candidates and unanimously recommended that the Board elect Matthew Zaist as a trustee. Mr. Zaist was unanimously elected a trustee by the Board.

The Board and the Nominating and Corporate Governance Committee will continue to consider additional qualified board candidates and intends to add at least one additional female independent trustee to comply with applicable California law.

Communications with the Board

The company provides a process by which shareholders and interested parties may communicate with the Board. Any shareholder communication to the Board should be addressed to: Board of Trustees, c/o Corporate Secretary, American Homes 4 Rent, 30601 Agoura Road, Suite 200, Agoura Hills, California 91301. Communications that are intended for a specified individual trustee or group of trustees should be addressed to the trustee(s) c/o Corporate Secretary at the above address, and all such communications received will be forwarded to the designated trustee(s).

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PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing the company’s independent registered public accounting firm. Ernst & Young, LLP (“EY”) was first appointed as the company’s independent registered public accounting firm in August 2016. In February 2020, the Audit Committee re-appointed EY to serve as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to ratification of the appointment by the company’s shareholders. The Board believes that the selection of EY is in the best interests of the company and its shareholders and recommends that shareholders ratify the Audit Committee’s appointment of EY as the independent registered public accounting firm.

Although we are not required to seek ratification of the appointment of EY, the Board believes that doing so is a matter of good corporate governance. Even if the appointment of EY is ratified by the shareholders, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interest of the company and its shareholders. If shareholders do not ratify the appointment of EY the Audit Committee will reconsider its selection but may determine to confirm the appointment.

Representatives from EY will be in attendance at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table shows the fees billed to the company by EY for audit and other services provided for fiscal years 2019 and 2018:

	2019	2018
Audit fees(1)	$1,391,009	$1,581,559
Audit-related fees(2)	$1,995	$1,995
Tax fees	$—	$—
All other fees	$—	$—
Total	$1,393,004	$1,583,554

(1)

Audit fees represent fees for professional services provided in connection with the audit of the company’s annual financial statements, review of the quarterly financial statements included in the company’s quarterly reports on Form 10-Q and other professional services in connection with the company’s registration statements, securities offerings and audits of financial statements of certain acquired assets.

(2)	Audit-related fees represent fees for professional services primarily provided in connection with online accounting services in 2019.

Auditor Independence. The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of the company’s independent registered public accounting firm.

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PROPOSAL 2

Policy to Approve Services of Independent Registered Public Accounting Firm. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy relating to services performed by the company’s independent registered public accounting firm. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, all audit and permissible non-audit services must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for all such services shall not exceed $200,000 prior to reporting such pre-approved engagements to the Audit Committee. The Chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting for review and provide a description of the terms of the engagement, including:

•	the type of services covered by the engagement;

•	the dates the engagement is scheduled to commence and terminate;

•	the estimated fees payable by us pursuant to the engagement;

•	other material terms of the engagement; and

•	such other information as the Audit Committee may request.

Under this policy, the Audit Committee pre-approved all services performed by EY during 2019, including those listed in the previous table.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young, LLP as the company’s independent registered public accounting firm for fiscal year 2020.

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AUDIT COMMITTEE REPORT

The Audit Committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm and assisting the Board in providing oversight to the company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

Management is responsible for the company’s financial statements, including the estimates and judgments on which they are based, for maintaining effective internal controls over financial reporting and for assessing the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete, accurate and in accordance with U.S. generally accepted accounting principles and applicable laws, rules and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes and the Audit Committee necessarily relies on the work and assurances of the company’s management and of the company’s independent registered public accounting firm.

As part of its oversight responsibilities related to the company’s financial statements included in the company’s Annual Report on Form 10-K, the Audit Committee met with management and EY, the company’s independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee also discussed with EY the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the company’s internal controls and the overall quality of the company’s financial reporting.

The company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable rules of the PCAOB, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In addition, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the company and its affiliates is compatible with the firm’s independence.

The Audit Committee met with representatives of management, internal audit, legal counsel and the company’s independent registered public accounting firm on a regular basis throughout the year to discuss the progress of management’s testing and evaluation of the company’s system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related SEC regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the company’s internal controls over financial reporting. In addition, the Audit Committee received from EY its assessment of and opinion on the company’s internal control over financial reporting as of December 31, 2019. The Audit Committee reviewed and discussed the results of management’s assessment and EY’s audit.

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AUDIT COMMITTEE REPORT

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission. The Audit Committee also approved the appointment of EY as the company’s independent registered public accountants for the fiscal year ending December 31, 2020 and recommended that the Board submit this appointment to the company’s shareholders for ratification at the Annual Meeting.

THE AUDIT COMMITTEE

James H. Kropp, Chair

Matthew J. Hart

Jay Willoughby

Kenneth M. Woolley

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PRINCIPAL SHAREHOLDERS

Share Ownership of 5% or Greater Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our common shares and common shares into which units in American Homes 4 Rent, L.P., our operating partnership (“OP units”), may be exchangeable by each person known by us to be the beneficial owner of 5% or more of our common shares and OP units as of December 31, 2019.

Name and Address	Number of Common Shares Beneficially Owned(1)	Number of Common Shares and OP Units Beneficially Owned(2)	Percentage of All Common Shares(1)	Percentage of All Common Shares and OP Units Beneficially Owned(2)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(3)	39,618,910	39,618,910	13.17%	11.23%

Blackrock, Inc. 55 East 52nd Street New York, NY 10055(4)	19,677,974	19,677,974	6.54%	5.58%

Tamara Hughes Gustavson c/o American Homes 4 Rent 30601 Agoura Road, Ste. 200 Agoura Hills, CA 91301(5)(6)	18,085,347	18,085,347	6.01%	5.12%

B. Wayne Hughes c/o American Homes 4 Rent 30601 Agoura Road, Ste. 200 Agoura Hills, CA 91301(6)	16,409,145	16,409,145	5.45%	4.65%

HF Investments 2010, LLC 30601 Agoura Road, Ste. 200 Agoura Hills, CA 91301(7)	6,645,581	54,765,472	2.21%	15.52%

(1)	Assumes 300,228,592 Class A and 635,075 Class B common shares are outstanding as of March 1, 2020. All Class B common shares are held by HF Investments 2010, LLC.

(2)

Assumes a total of 300,863,667 common shares and 52,026,980 OP units (which OP units may be redeemed for cash or, at our option, exchanged for our Class A common shares) are outstanding on March 1, 2020, excluding OP units held by the company.

(3)

This information is as of December 31, 2019 and is based on a Schedule 13G/A filed on February 11, 2020 by The Vanguard Group as investment advisor to report that it has sole voting power with respect to 407,060 Class A common shares, shared voting power with respect to 297,566 Class A common shares, sole dispositive power with respect to 39,218,624 Class A common shares and shared dispositive power with respect to 400,286 Class A common shares.

(4)

This information is as of December 31, 2019 and is based on a Schedule 13G filed on February 5, 2020 by Blackrock, Inc. to report that it has sole voting power with respect to 18,357,326 Class A common shares and sole dispositive power with respect to 19,677,974 Class A common shares.

(5)

Includes 20,000 shares underlying stock options granted under the 2012 Incentive Plan that will vest within 60 days of March 1, 2020. Does not include any shares held by HF LLC which is comprised of trusts established by B. Wayne Hughes, for certain of his heirs, including the children of Ms. Gustavson. Shares held by HF LLC are reported separately in this table. Mr. Singelyn is the sole manager of HF LLC.

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PRINCIPAL SHAREHOLDERS

(6)

Mr. Hughes co-founded the company with Mr. Singelyn and was Chairman of the Board until May 2019. Ms. Gustavson is his daughter. The information is based on information contained in Form 4s filed by Mr. Hughes on November 26, 2018 and by Ms. Gustavson on May 9, 2019.

(7)

HF Investments 2010, LLC (“HF LLC”), is comprised of trusts established by Mr. Hughes for certain of his heirs. Mr. Singelyn is the sole manager of HF LLC. As the sole manager of HF LLC, Mr. Singelyn has voting and dispositive power over the 54,765,472 common shares and OP units directly owned by HF LLC and may be deemed to have beneficial ownership over such securities. Mr. Singelyn disclaims beneficial ownership of all common shares and OP units owned by HF LLC.

HF LLC ownership interests disclaimed by Mr. Singelyn include:

(i)	6,010,506 Class A common shares;

(ii)	635,075 Class B common shares (for voting purposes, each Class B common share entitles the holder to 50 votes on all matters on which the holders of Class A common shares are entitled to vote); and

(iii)	48,119,891 Class A units issued by our operating partnership (“Class A units”).

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PRINCIPAL SHAREHOLDERS

Share Ownership of Trustees and Management

The following table sets forth information, as of March 1, 2020, regarding the beneficial ownership of our common shares and common shares into which OP units may be exchangeable by (1) each of our executive officers, (2) each of our trustees and (3) all of our executive officers and trustees as a group. Except as otherwise indicated, each trustee and executive officer has sole voting and investment power over his or her shares.

Name	Number of Common Shares Beneficially Owned(1)	Number of Common Shares and OP Units Beneficially Owned(2)	Percentage of All Common Shares(1)	Percentage of All Common Shares and OP Units Beneficially Owned(2)
Tamara Hughes Gustavson(5)(6)	18,085,347	18,085,347	6.01%	5.12%
David P. Singelyn(3)(5)	6,967,017	56,686,908	2.32%	16.06%
Douglas N. Benham(5)	38,017	50,225	*	*
John (Jack) Corrigan(4)(5)	27,362	1,027,362	*	*
David Goldberg(5)	182,823	722,889	*	*
Matthew J. Hart(5)	70,000	70,000	*	*
Stephanie G. Heim(5)	41,123	41,123	*	*
James H. Kropp(5)	70,810	70,810	*	*
Christopher C. Lau(5)	53,982	53,982	*	*
Sara H. Vogt-Lowell(5)	58,284	58,284	*	*
Bryan Smith(5)	377,975	377,975	*	*
Winifred (Wendy) Webb(5)	2,500	2,500	*	*
Jay Willoughby(5)	2,500	2,500	*	*
Kenneth M. Woolley(5)	58,833	58,833	*	*
Matthew R. Zaist	—	—	—	—
All trustees and executive officers as a group (15 persons)(3)(4)(5)	26,036,573	77,308,738	8.60%	21.86%

*	Represents less than 1.0%

(1)	Includes shares of Class A and Class B common shares held of record or beneficially by members of the immediate family of executive officers of the company.

(2)

Assumes 300,228,592 Class A common shares, 635,075 Class B common shares and 352,890,647 common shares and OP units (which OP units may be redeemed for cash or, at our option, exchanged for our Class A common shares) are outstanding as of March 1, 2020, excluding OP units held by the company.

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PRINCIPAL SHAREHOLDERS

(3)

Includes (i) 296,436 Class A common shares and 1,600,000 Class A partnership units beneficially owned by Mr. Singelyn or members of his immediate family and (ii) includes shares beneficially owned by HF Investments 2010 LLC (HF LLC). HF LLC is comprised of trusts established by Mr. Hughes for certain of his heirs. Mr. Singelyn is the sole manager of HF LLC. As the sole manager of HF LLC, Mr. Singelyn has voting and dispositive power over the common shares and OP units directly owned by HF LLC and may be deemed to have beneficial ownership over such securities. Mr. Singelyn disclaims beneficial ownership of all common shares and OP units owned by HF LLC. HF LLC ownership interests include:

(i)	6,010,506 Class A common shares;

(ii)

635,075 Class B common shares issued (for voting purposes, each Class B common share entitles the holder to 50 votes on all matters on which the holders of Class A common shares are entitled to vote); and

(iii)	48,119,891 Class A units issued by our operating partnership (“Class A units”).

Mr. Singelyn has pledged 1,000,000 Class A partnership units and 175,000 Class A common shares.

(4)	Includes 1,000,000 Class A partnership units.

(5)

Includes the following vested share options granted under the 2012 Incentive Plan that vest within 60 days of March 1, 2020: 25,000 for each of Messrs. Singelyn and Corrigan; 150,000 for Mr. Goldberg, 360,000 for Mr. Smith, 30,000 for Mr. Lau, 32,500 for Ms. Vogt-Lowell, 13,750 for Ms. Heim, 52,500 for each of Messrs. Hart, Kropp and Woolley and 20,000 for Mr. Benham and Ms. Gustavson and 2,500 for Ms. Webb and Mr. Willoughby.

(6)

Includes 20,000 shares underlying stock options granted under the 2012 Incentive Plan that will vest within 60 days of March 1, 2020. Does not include any shares held by HF LLC (see footnote 3, above, for HF LLC holdings) which is comprised of trusts established for Mr. Hughes’ grandchildren that include Ms. Gustavson’s children. Ms. Gustavson disclaims any beneficial ownership of the shares and units held by HF LLC.

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EXECUTIVE OFFICER OWNERSHIP OF COMPANY SHARES

CEO Share Ownership Policy

Our share ownership guidelines approved by the Board provide that the chief executive officer will own Class A common shares with a value of three times the chief executive officer’s annual base salary within four years after his or her initial election to the position. Unvested restricted shares, if any, and Class A partnership units that can convert to Class A commons shares are included in the calculation but vested and unvested stock options are excluded. We believe this policy further enhances the alignment of the interests of the company’s chief executive officer and shareholders. Mr. Singelyn’s beneficial ownership of 296,436 Class A common shares and 1,600,000 Class A partnership units substantially exceeds the share ownership guidelines.

Anti-Hedging Policy

The anti-hedging provisions of our insider trading policy prohibits trustees, officers and employees from directly or indirectly engaging in hedging against future declines in the market value of any securities of the company. This would cover the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Waivers of these prohibitions are not permitted under the policy. The objective of this policy is to further enhance alignment between the interests of our trustees, officers and employees and those of our shareholders.

Policy Regarding Pledging of Shares

Our securities trading policy discourages, but does not prohibit, the pledging of shares of company common stock by insiders. In connection with his acquisition of interests in the company’s former sponsor, AH LLC, Mr. Singelyn and others received loans from an affiliate of Ms. Gustavson which were later transferred to Ms. Gustavson. These loans were secured by substantially all the company securities owned by the borrowers. All the loans were repaid to Ms. Gustavson in 2019. Mr. Singelyn financed a portion of the loan repayment with a loan from a third party lender that is secured by a pledge of a portion of his holdings of common shares and operating partnership units. Our Board also recognizes that maintaining these pledges facilitates liquidity and financial flexibility for Mr. Singelyn.

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our current executive officers, other than Messrs. Singelyn and Corrigan, whose biographical information is presented under “Biographical Information about our Trustee Nominees.” Our executive officers are appointed annually by, and serve at the discretion of, the company’s Board of Trustees. There are no family relationships between any of the executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Christopher C. Lau, age 38, has served as our Chief Financial Officer since July 2018 and is responsible for overseeing the company’s financial functions, including financial planning and analysis, accounting, financial reporting, treasury, tax, investor relations and capital markets. Previously, he served as Vice President, Senior Vice President and then Executive Vice President—Finance from 2013—2018. Prior to American Homes 4 Rent, Mr. Lau was a Senior Manager in Deloitte’s New York Real Estate M&A Advisory practice, serving as an advisor to real estate private equity and corporate clients, providing due diligence and other M&A services. Prior to his M&A Advisory role, he was a Senior Manager in

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EXECUTIVE OFFICER OWNERSHIP OF COMPANY SHARES

Deloitte’s Real Estate Audit Practice, primarily serving equity REIT clients. Mr. Lau is a member of the National Rental Home Council and is chair of the Finance committee. Mr. Lau earned a B.S. in Accounting from San Diego State University and is a Certified Public Accountant (inactive) in California.

Bryan Smith, age 46, Mr. Smith has served as our Chief Operating Officer since October 2019. Previously, he served as Executive Vice President and President of Property Management from 2015 to 2019, Senior Vice President and Director of Property Management from 2012 to 2015 and Senior Vice President of Acquisitions for our former manager from 2011 to 2012. From 2009 to 2011, Mr. Smith was a Partner at the Tax Review Group, a real estate consulting firm, and from 2006 to 2009, he was a Partner and Chief Financial Officer at the Watermark Group, a residential and commercial real estate development firm. Mr. Smith began his career at Deloitte & Touche LLP. Mr. Smith earned a B.A. in Business Economics from the University of California, Los Angeles, an M.B.A. from the UCLA Anderson School of Management and is a Certified Public Accountant (inactive) in California.

Sara H. Vogt-Lowell, age 44, has served as our Chief Legal Officer since October 2012, and as such oversees all legal matters and transactions, guides the defense of our company against prospective and pending claims and monitors applicable legal, regulatory and compliance developments. From 2011 until the management internalization, Ms. Vogt-Lowell held the same position with our former manager. From March 2006 through April 2013, she served as General Counsel for Malibu Management, Public Storage Canada and American Commercial Equities. Ms. Vogt-Lowell began her legal career at the law firm of Latham & Watkins LLP as a member of the finance department where she specialized in real estate and finance transactions. Ms. Vogt-Lowell earned a B.A. in Political Science from the University of California, Los Angeles and a Juris Doctorate from the University of California, Berkeley (Boalt School of Law) and is a member of the California State Bar.

Stephanie G. Heim, age 65, has served as our Chief Governance Officer since October 2019. Previously, she served as Executive Vice President—Counsel and Assistant Secretary from 2017 to 2019 and Senior Vice President from 2013 to 2017. Ms. Heim joined the company in September 2013 after consulting with the company during its initial public offering in August 2013. From 2005 to 2013, Ms. Heim was Vice President—Corporate Counsel and Secretary of Public Storage and Vice President—Counsel at PS Business Parks with responsibility for corporate, transactional, corporate governance and securities legal matters. Ms. Heim began her career at the law firm of Willkie Farr & Gallagher in New York City. She earned a B.A. from Mount Holyoke College and a J.D. from the University of Michigan Law School. She is a member of the bar in California, New York, and the District of Columbia.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis explains the objectives of our executive compensation programs, outlines the elements of executive officer compensation and describes the factors considered by the Compensation Committee to determine the amounts of compensation for our named executive officers for 2019 performance.

Our Named Executive Officers

For 2019 our named executive officers, also called NEOs, are: David P. Singelyn, Chief Executive Officer and a trustee; John “Jack” Corrigan, Chief Investment Officer and a trustee, Bryan Smith, Chief Operating Officer; Christopher C. Lau, Chief Financial Officer and Sara H. Vogt-Lowell, Chief Legal Officer.

Compensation Overview

The Compensation Committee has designed a compensation program that rewards our named executive officers through three components: a competitive annual base salary, annual cash incentives that are based on objective metrics and are designed to motivate executives to achieve accomplishments that will lead to long-term shareholder value creation, and long-term equity incentives designed to directly link shareholder outcomes with executive compensation outcomes. For our CEO and CIO, the compensation program consists of an annual base salary and annual incentives awards. Their extensive equity holdings in the Company create close long-term alignment with shareholders and, in the current year, the Compensation Committee decided not to grant long-term equity awards to these executives.

Bonuses for executive officers for 2019 performance were based substantially on the achievement of pre-determined performance criteria. All equity awards to our named executive officers during 2019 were made at the discretion of the Compensation Committee in recognition of the accomplishment of significant corporate achievements. Future equity and cash bonuses may be measured by performance targets established in advance by our Compensation Committee. In addition, our Compensation Committee may decide to make awards to new executive officers to attract talented professionals.

Compensation Philosophy and Objectives

The primary goal of our executive compensation program is to align the interests of our named executive officers with those of our shareholders in a way that allows us to attract and retain the best executive talent. The Compensation Committee oversees the compensation of our named executive officers, including setting base salaries, awarding bonuses and making equity awards to our named executive officers.

Elements of Executive Officer Compensation

The following is a summary of the elements of our compensation plans for fiscal year 2019 to our named executive officers.

Annual Base Salary

Base salaries are designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base

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salaries, our Compensation Committee considers each named executive officer’s role and responsibilities, unique skills, future potential with the company, salary levels for similar positions in our core markets and at our peer companies and internal pay equity.

Performance-Based Incentive Bonuses

Annual performance-based incentive bonuses, which are payable in cash, are designed to incentivize our named executive officers at a variable level of compensation based on the performance of both the company and such individual. In connection with our annual incentive bonus program, our Compensation Committee will determine annual performance criteria that are flexible and that change with the needs of our business. Our annual incentive bonus plan is designed to reward the achievement of specific, pre-established financial and operational objectives. In addition, the Compensation Committee has discretion to award cash bonuses during the year for an executive’s accomplishments with respect to a particular transaction or achievement although it did not do so in 2019.

Equity Awards

We provide equity awards pursuant to our shareholder approved 2012 Incentive Plan. Equity awards are designed to focus our NEOs on and reward them for their continued service and enhancing shareholder value by giving them an ongoing stake in the success of the business. Our NEOs may receive stock options, restricted stock units (“RSUs”) or a mix as determined by the Compensation Committee in its discretion.

Stock Options. Stock options have value solely to the extent that the price of our common shares is greater than the exercise price of the option at the time of exercise. Options help us retain executive officers because options vest over a multi-year period and achieve their maximum value to the executive only if he or she remains employed by the company for a period of years. Stock options are granted with an exercise price of not less than 100% of the fair market value of our common shares on the date of grant, which ensures that the executive officer will not profit from the option unless the price of our common shares increases after the grant date.

RSUs. RSUs increase in value as the value of our common shares increase, and vest over time, provided that the executive officer remains employed at the company. Awards of RSUs serve the Compensation Committee’s objectives of retaining executive officers and motivating them. Unlike stock options, RSUs retain some value even in declining markets and may be particularly important to the company during difficult market conditions because of their value in retaining executive talent at times when we may need it most.

Equity Grant Practices. Equity grants to all of our executive officers, including the named executive officers, must be approved by the Compensation Committee, which consists entirely of independent trustees. Grants occur only at meetings or upon written actions of the Board or the Compensation Committee and are made effective as of the date of the meeting or written action or a future date if appropriate, such as in the case of a new hire. The Compensation Committee has delegated limited authority to Mr. Singelyn to approve equity awards to employees who are not executive officers.

Equity awards are not timed in coordination with the release of material non-public information. Awards are also subject to the terms of the 2012 Incentive Plan. All awards of stock options and RSUs granted to date to employees under the 2012 Incentive Plan vest over several years. As provided in the plan, no awards may vest in less than one year.

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The Compensation Committee does not set awards based on a fixed weighting between stock options and RSUs. In general, the Compensation Committee considers equity awards for executive officers in connection with their annual performance review. In determining equity awards, our Compensation Committee takes into account, among other factors, input from other Board members, the company’s overall financial performance, operational achievements, including acquisitions, and the recommendations of our chief executive officer for the named executive officers reporting to him.

2019 Compensation Decisions

Changes to Compensation of the CEO

As a founder and significant shareholder of the company, Mr. Singelyn historically agreed to accept a below-market salary and to forego any bonus or equity incentives during the company’s initial growth phase. Mr. Singelyn’s base salary was increased by $200,000 for 2018 and $100,000 in 2019 to bring him closer to market at $550,000 for 2019. The Committee also provided for a potential incentive bonus as described below.

Base Salary of the other Named Executive Officers

In February 2019, the Compensation Committee reviewed peer company compensation information for base salaries. After determining to set NEO base compensation at or below the median of peers and considering recommendations of Mr. Singelyn and the views of other Board members, the Compensation Committee set base salaries for Mr. Corrigan at $525,000, for Mr. Smith at $375,000, for Mr. Lau at $350,000 and for Ms. Vogt-Lowell at $285,000.

Performance-based Incentive Bonuses—2019 Performance Metrics and Targets

The 2019 incentive plan targets as a percentage of base salary established by the Compensation Committee in February 2019 were:

NEO	Title	Target % of base salary

David P. Singelyn	Chief Executive Officer	150%

Jack Corrigan	Chief Investment Officer	125%

Bryan Smith	Chief Operating Officer	100%

Christopher Lau	Chief Financial Officer	100%

Sara Vogt-Lowell	Chief Legal Officer	75%

2019 Performance-based incentive bonuses were based on corporate, business unit and individual metrics and goals for each NEO.

•

Corporate Metrics: The Compensation Committee set the corporate metrics as growth in Core Funds from Operations (“Core FFO”) and Same Home Core Net Operating Income after Capital Expenditures (“Same Home NOI”). The Compensation Committee selected Core FFO as a corporate metric because it is a commonly used measure of REIT performance by investors. The Compensation Committee also selected Same Home NOI because the company uses it as its primary financial measure to evaluate the operating performance and cash flow of its properties. The Same Home pool provides a comparable means to measure the performance of NOI across performance periods.

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•

Business Unit and Individual Goals: In addition to the personalized business unit and individual goals described below, the Committee also required Community Service as an individual goal for all NEOs.

Growth in Core FFO

The target Core FFO goal for 2019 was $1.10 per common shares, a 5.8% increase over 2018. For purposes of measuring the metrics for the 2019 corporate performance goals, Core FFO is calculated as net income or loss, excluding gains and losses from sales or impairment of real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO adjusts FFO for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (5) gain or loss on early extinguishment of debt, (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value and (7) the allocation of income to our participating preferred shares in connection with their redemption.

Below are the bonus percentages payable at various targets set by the Compensation Committee for 2019 related to the target Core FFO goal of $1.10. In the event the result achieved is between target levels in the chart, the bonus percentage is adjusted accordingly.

% of Core FFO Bonus Target	Award Amount

<95%	0

= or >95% and = or <100%	Interpolate between 0 and 100% of target award

>100% and = or <105%	Interpolate between 100% and 150% of target award

>105%	150% of target award

Same Home NOI

The Committee set the target for 2019 Same Home NOI growth as 3.1%. Same-Home NOI is defined, using a pool of stabilized single-family properties, as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs, as well as less capital expenditures.

Below are the bonus percentages payable at various targets set by the Compensation Committee for 2019 achievement of target growth of 3.1% in Same Home NOI after capital expenditures. In the event the target achieved is between performance levels in the chart, the bonus percentage is adjusted accordingly.

Same Home NOI	Award Amount

<2.6%	0

= or >2.6% and = or <3.1%	Interpolate between 0 and 100% of target award

>3.1% and = or < 3.6%	Interpolated between 100% and 150% of target award

>3.6%	150% of target award

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Management Goals

The primary management goals for 2019 performance are summarized as follows:

•	Optimize and maximize operations by increasing Core FFO and core net operating income after capital expenditures by increasing revenues and controlling expenses;

•	Grow the portfolio through the acquisition and/or development of additional single-family homes;

•	Maintain a conservative balance sheet, maintain the company’s investment grade rating and remain agile in the company’s financial strategy; and

•	Focus on employee retention and have a succession plan in place for all key individuals.

2019 Actual Results and Incentive Bonus Award

In February 2020, the Compensation Committee met to consider the achievement of corporate goals and business unit and individual goals and the corresponding amounts of incentive bonuses earned by NEOs for 2019 performance. With respect to corporate goals, (i) actual Core FFO achieved was $1.11 per common shares or 109% of the targeted amount, and (ii) the actual Same Home NOI achieved was 3.3% or 120% of the targeted amount. The Compensation Committee determined, taking into consideration the recommendation of Mr. Singelyn with respect to the other NEOs, that the NEOs had achieved target levels for their respective business unit and individual goals.

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The following table provides details the target goals, actual results achieved, and corresponding incentive bonus for each NEO as determined by the Compensation Committee:

	David P. Singelyn	John “Jack” Corrigan	Bryan Smith	Christopher C. Lau	Sara H. Vogt-Lowell
Company Goals	Target % Achieved $ Paid	Target % Achieved $ Paid	Target % Achieved $ Paid	Target % Achieved $ Paid	Target % Achieved $ Paid

Core Funds from Operations	50%	25%	20%	40%	40%

	55%	27%	22%	44%	41%

	$449,625	$178,828	$81,750	$152,600	$93,195

Same Home Net Operating Income after Capital Expenditures	25%	50%	40%	20%	20%
	30%	60%	48%	24%	24%

	$247,500	$393,750	$180,000	$84,000	$51,300

Business Unit Goals

Capital Raising	—	—	—	15%	—

	—	—	—	—	—

	—	—	—	$52,500	—

Investment Grade	—	—	—	10%	—

	—	—	—	10%	—

	—	—	—	$35,000	—

Development	—	15%	10%	—	—

	—	6%	10%	—	—

	—	$38,391	$37,500	—	—

Cost of Management Functions	—	—	10%	—	—

	—	—	10%	—	—

	—	—	$37,500	—	—

Employee Engagement	10%	—	5%	—	—

	10%	—	5%	—	—

	$82,500	—	$18,750	—	—

Succession Planning	5%	—	5%	5%	5%

	5%	—	5%	5%	5%

	$41,250	—	$18,750	$17,500	$10,688

Other (Legal Matters)	—	—	—	—	20%

	—	—	—	—	20%

	—	—	—	—	$42,750

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	David P. Singelyn	John “Jack” Corrigan	Bryan Smith	Christopher C. Lau	Sara H. Vogt-Lowell
Individual Goals	Target % Achieved $ Paid	Target % Achieved $ Paid	Target % Achieved $ Paid	Target % Achieved $ Paid	Target % Achieved $ Paid

Community Involvement	5%	5%	5%	5%	5%

	5%	5%	5%	5%	5%

	$41,250	$32,813	$18,750	$17,500	$10,688

Discretionary	5%	5%	5%	5%	5%

	5%	5%	5%	5%	10%

	$41,250	$32,813	$18,750	$17,500	$21,375

Total Target award	100%	100%	100%	100%	95%
	$825,000	$656,250	$375,000	$350,000	$213,750

% achieved Bonus Award	109.5	103.1	109.8	107.6	107.6

	$903,375	$676,595	$411,750	$376,600	$229,996

Equity Awards

The Compensation Committee believes equity awards, consisting generally of a mix of share options and RSUs, help align management and shareholder interests. Because of the different features of share options and RSUs as described in more detail in the section titled “Elements of Executive Officer Compensation” below, the Compensation Committee determined that awards of a mix of both were appropriate. Accordingly, in February 2019, after considering Mr. Singelyn’s recommendations, the Compensation Committee granted 30,000 RSUs to each of Mr. Smith and Mr. Lau and 24,000 RSUs to Ms. Vogt-Lowell. The awards vest in equal annual installments over four years beginning one year from the date of grant.

Factors Considered by the Compensation Committee in Making Decisions for 2019

In evaluating executive officer compensation for 2019, the Compensation Committee considered whether executives achieved the pre-established performance goals for payment of incentive bonuses. The Committee also considered input from the other trustees and, for named executive officers reporting to him, the chief executive officer’s input, as well as the business judgment and experience of each member of the Compensation Committee with respect to compensation. The Compensation Committee also considers publicly available information concerning the compensation practices of other comparable real estate companies. The Compensation Committee is authorized to retain third party compensation consultants, but to date, it has not done so. Although the Compensation Committee’s charter provides that the Compensation Committee may delegate its authority to members of the Compensation Committee, to date, the Compensation Committee has not done so.

2020 Compensation Outlook

In February 2020, the Compensation Committee reviewed base salaries for 2020 and considered the recommendations of the Committee and other trustees with respect to Messrs. Singelyn and Corrigan and the recommendations of Mr. Singelyn for the executives that report to him. Following the Compensation Committee’s review, the Compensation Committee approved an increase in base salaries to $570,000 for Mr. Singelyn, $570,000 for Mr. Corrigan, $450,000 for Mr. Smith, $450,000 for Mr. Lau and $350,000 for Ms. Vogt-Lowell. The Compensation Committee also established incentive bonus targets for all executive officers.

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The Compensation Committee also awarded the following grants of restricted share units in February 2020: 59,589 to Mr. Singelyn; 47,400 to Mr. Corrigan; 31,600 to Mr. Lau; 33,857 to Mr. Smith and 20,586 to Ms. Vogt-Lowell. The RSUs vest in three equal annual installments beginning one year from the date of grant.

The Compensation Committee again set the corporate performance targets for NEOs for 2020 performance-based incentive compensation based on achievement of targeted goals related to year-over-year growth in Core Funds from Operations (Core FFO) and Same-Home NOI after capital expenditures.

The Compensation Committee also set the business unit and individual performance targets for each NEO for 2020 incentive compensation. With respect to individual goals, every NEO must achieve specified ESG and community service goals during 2020 as part of their bonus requirements.

Role of Management in Determining the Compensation of Executive Officers

Mr. Singelyn attends most meetings of the Compensation Committee. He does not vote on items before the Compensation Committee and is not present during the Compensation Committee’s discussions and determination concerning his compensation. The Compensation Committee and the Board solicit his view on the performance of the executive officers reporting to him and consider his recommendations for their compensation. For 2020, the Compensation Committee set base salaries, bonus and equity compensation for our named executive officers, other than Mr. Singelyn, after considering the views of other Board members and Mr. Singelyn’s recommendations. They also considered the views of other Board members and reviewed and discussed the matter as a committee.

Benchmarking Peer Group

The Compensation Committee monitors the effectiveness of our executive compensation programs at least annually. For the compensation programs to be effective, the Compensation Committee believe that data of compensation practices at other public real estate companies with which we compete for talent is one tool in assessing and determining pay for our executive officers. The Compensation Committee uses benchmarking for informational purposes only and does not attempt to set compensation levels for executive officers at a target level relative to peer compensation.

The Compensation Committee selected the following companies to be included in the peer group it uses for benchmarking executive compensation, based on industry, comparable size in terms of capitalization and assets and underlying business fundamentals.

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Compensation Peer Group

Name	Property Focus	Headquarters

Apartment Investment and Management Company	Multi-family	Denver, CO

Avalon Bay Communities, Inc.	Multi-family	Arlington, VA

Brixmor Property Group, Inc	Open-air shopping centers	New York, NY

Camden Property Trust	Multi-family	Houston, TX

Duke Realty	Industrial properties	Indianapolis, IN

Equity Residential	Multi-family	Chicago, IL

Essex Property Trust, Inc.	Multi-family	San Mateo, CA

Invitation Homes	Single-family rental	Dallas, TX

Kimco	Open-air shopping centers	Jericho, NY

Mid-America Apartment Communities, Inc.	Multi-family	Germantown, TN

Regency	Open-air shopping centers	Jacksonville, FL

UDR, Inc.	Multi-family	Highlands Ranch, CO

Term of Employment

Each of our named executive officers serves at the pleasure of our Board. We have not entered into employment agreements with any of our named executive officers.

Retirement Savings Opportunities

All full-time employees, including our named executive officers, are able to participate in a 401(k) Retirement Savings Plan, or 401(k) plan, after a prescribed period of employment. We provide this plan to help our employees save for retirement in a tax efficient manner. Under the 401(k) plan, participating employees are eligible to defer a portion of their salary beginning the January 1 or July 1 that first follows the completion of six months of employment, and we, at our discretion, may make a matching contribution and/or a profit sharing contribution commencing six months after they are eligible to begin contributing to the 401(k) plan.

Health and Welfare Benefits

We provide to all full-time employees, including our named executive officers, a competitive benefits package, which includes health and welfare benefits, such as medical, dental, short and long term disability insurance, and life insurance benefits.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as amended by the tax reform legislation known as the Tax Cuts and Jobs Act on December 22, 2017, imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer, the chief financial officer and certain other named executive officers of the company. Certain compensation awarded prior to enactment of the Tax Cuts and Jobs Act may be excluded from the deduction limit under certain transition relief. The Internal Revenue Service recently issued proposed regulation under Section 162(m) of the Code. These proposed regulations include a

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provision that, if adopted in the form proposed, would cause Section 162(m) to apply to us and other REITs that utilize an “UPREIT” structure, which have previously taken the position that Section 162(m) does not apply. As a result of the proposed regulations, the Company is currently evaluating arrangements under which covered employees are compensated to determine the impact of these proposed regulations on our compensation arrangements and our resulting REIT taxable income (and required distributions to shareholders).

While the Compensation Committee considers the tax and accounting impact of various forms of incentive compensation and compensation elements on the company’s financial statements, tax and accounting treatment is generally not the basis underlying the decision to award a particular form of compensation if the Compensation Committee deems the award the most appropriate incentive to achieve the company’s compensation goals.

Compensation Committee Report

The Compensation Committee of the Board of Trustees of American Homes 4 Rent has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of American Homes 4 Rent for the fiscal year ended December 31, 2019. This report is provided by the following independent trustees who comprise the Compensation Committee:

THE COMPENSATION COMMITTEE

Kenneth M. Woolley, Chairman

Douglas N. Benham

Matthew J. Hart

Winifred “Wendy” Webb

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SUMMARY COMPENSATION TABLE

The following table provides compensation information for our Chief Executive Officer and our Chief Financial Officer and the three other most highly compensated executive officers who were employed on December 31, 2019 (collectively, the named executive officers).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total ($)
David P. Singelyn	2019	550,000	—	—	—	903,375	23,700	1,477,075
Chief Executive Officer	2018	450,000	—	—	—	—	23,000	473,000
	2017	250,000	—	—	—	—	18,000	268,000
John (Jack) Corrigan	2019	525,000	—	—	—	676,594	17,450	1,219,044
Chief Investment Officer	2018	425,000	—	—	—	—	17,000	442,000
	2017	225,000	—	—	—	—	16,600	241,600
Bryan Smith	2019	375,000	—	—	684,000	411,750	17,450	1,488,200
Chief Operating Officer	2018	300,000	33,750	30,320	485,000	186,525	17,000	1,052,595
	2017	280,000	25,200	76,420	467,600	157,500	16,800	1,023,520
Christopher C. Lau	2019	350,000	—	—	684,000	376,600	11,200	1,421,800
Chief Financial Officer	2018	300,000	33,750	30,320	485,000	186,525	11,000	1,046,595
	2017	250,000	25,875	76,420	350,700	141,000	10,800	854,795
Sara H. Vogt-Lowell	2019	285,000	—	—	547,200	229,996	11,200	1,073,396
Chief Legal Officer	2018	260,000	29,250	30,320	388,000	161,655	11,000	880,225
	2017	250,000	20,250	76,420	233,800	141,000	10,800	732,270

(1)

The discretionary portion of cash incentive compensation is included in the “Bonus” column and amounts earned as a result of achievement of pre-established performance goals are included in the “Non-Equity Inventive Plan Compensation” column.

(2)

The amounts in the “Option Awards” column reflect the grant date fair value of share options of $3.032 per share for 2018 awards and $3.821 per share for 2017. For a more detailed discussion and assumptions used in valuing the awards, refer to Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 and Note 8 included in our Annual Report on the Form 10-K for the year ended December 31, 2017.

(3)	RSU awards valued at the closing share price on the NYSE of $22.80, $19.40 and $23.38 per share for Class A common shares on the date of grant for 2019, 2018 and 2017 grants, respectively.

(4)

All Other Compensation consists of car allowance payments for Messrs. Singelyn ($12,000), Corrigan and Smith ($6,000 each), and 401(k) plan contributions by the company of $11,200 to each named executive officer for 2019, $11,000 for 2018 and $10,800 (except for Mr. Singelyn, who received $6,000) for 2017.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information relating to grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2019.

Name	Grant Date	Threshold ($)(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(2)(3)
			Target ($)(1)	Maximum ($)(1)

David P. Singelyn
Share Option Award	—	—		—	—	—	—	—	—
RSU Award	—	—		—	—	—	—	—	—
Annual Incentive	2/21/2020	0		775,000	1,162,500	—	—	—	—

John (Jack) Corrigan
Share Option Award	—	—		—	—	—	—	—	—
RSU Award	—	—		—	—	—	—	—	—
Annual Incentive	2/21/2019	0		656,250	984,375	—	—	—	—

Bryan Smith
Share Option Award	—	—		—	—	—	—	—	—
RSU Award	2/21/2019	—		—	—	30,000	—	—	$684,000
Annual Incentive	2/21/2019	0		375,000	525,000	—	—	—	—

Christopher C. Lau
Share Option Award	—	—		—	—	—	—	—	—
RSU Award	2/21/2019	—		—	—	30,000	—	—	$684,000
Annual Incentive	2/21/2019	0		350,000	525,000	—	—	—	—

Sara H. Vogt-Lowell
Share Option Award	—	—		—	—	—	—	—	—
RSU Award	2/21/2019	—		—	—	24,000	—	—	$547,000
Annual Incentive	2/21/2019	0		285,000	427,500	—	—	—	—

(1)	The amounts shown in these columns represent the range of possible annual cash incentive payouts based upon achievement of performance targets.

(2)

Amounts shown reflect the fair value of stock option awards under the 2012 Incentive Plan computed as of the grant date. The awards vest one-fourth on each of the first through fourth anniversaries of the grant date and expire on the tenth anniversary of the grant date. The grant date fair value with respect to such option is determined using the Black-Scholes-Merton option pricing model in accordance with ASC Topic 718. See Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718.

(3)

Amounts reflect the fair value of RSUs computed as of the grant date. The fair value is computed by multiplying the number of RSUs awarded by the fair market value of the company’s Class A common shares on the grant date.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for each named executive officer with respect to the outstanding unvested equity awards as of the fiscal year-ended December 31, 2019:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Dates	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
David P. Singelyn	25,000	—	15.00	11-20-22	—	—
John (Jack) Corrigan	25,000	—	15.00	11-20-22	—	—
Bryan Smith	50,000	—	15.00	11-29-22	—	—
	150,000	—	16.03	11-7-23	—	—
	50,000	—	16.62	2-6-24	—	—
	50,000	—	16.48	2-26-25	—	—
	30,000	10,000	14.00	2-25-26	—	—
	10,000	10,000	23.38	2-23-27	—	—
	2,500	7,500	19.40	2-22-28	—	—
	—	—	—	—	73,750	1,932,988
Christopher C. Lau	—	10,000	14.00	2-25-26	—	—
	10,000	10,000	23.38	2-23-27	—	—
	2,500	7,500	19.40	2-22-28	—	—
	—	—	—	—	69,000	1,808,490
Sara H. Vogt-Lowell	—	15,000	14.00	2-25-26	—	—
	10,000	10,000	23.38	2-23-27	—	—
	—	7,500	19.40	2-22-28	—	—
	—	—	—	—	54,000	1,415,340

(1)

All option awards vest ratably over a period of four years from the date of grant (November 20, 2012 for grants that expire on November 20, 2022; November 7, 2013 for grants that expire on November 7, 2023; February 6, 2014 for grants that expire February 6, 2024; March 16, 2014 for grants that expire March 16, 2024; May 13, 2014 for grants that expire May 13, 2024; February 26, 2015 for grants that expire February 26, 2025; February 25, 2016 for grants that expire February 25, 2026; February 23, 2017 for grants that expire February 23, 2027 and February 22, 2018 for grants that expire on February 22, 2028).

(2)	RSUs vest in four annual installments beginning one year from the date of grant.

(3)	The value shown in this column assumes a price of $26.21 per share, the closing price for the company’s Class A common shares on the NYSE on December 31, 2019.

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EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED IN 2019

The following table provides information about options exercised by and RSU awards vested for the named executive officers during the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David P. Singelyn	—	—	—	—
John (Jack) Corrigan	—	—	—	—
Bryan Smith	50,000	490,254	11,250	246,375
Christopher Lau	15,000	137,141	11,000	240,790
Sara Vogt-Lowell	147,500	1,204,975	10,000	219,050

(1)

Value realized was calculated by multiplying the number of shares vesting by the closing price of our Class A common shares on the NYSE on the vesting date of February 22, 2019 for Messrs. Lau and Smith and Ms. Vogt-Lowell, February 23, 2019 for Messrs. Lau and Smith and Ms. Vogt-Lowell, February 25, 2019 for Mr. Lau and February 26, 2019 for Ms. Vogt-Lowell.

PENSION/NON-QUALIFIED DEFERRED COMPENSATION PLANS

We do not maintain a pension plan or deferred compensation plan for any of our employees, including the named executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Upon Termination

We do not have a formal severance or retirement program for payments on termination of employment through voluntary or involuntary termination, other than as specifically set forth in the company’s 2012 Incentive Plan, the 401(k) plan or as required by law.

These include:

•	vested stock options following a voluntary termination of employment must be exercised within 90 days following the individual’s last date of employment or are otherwise forfeited;

•	payment of any amounts contributed by the participant and the company under the 401(k) plan; and

•	accrued and unused vacation pay paid in a lump sum.

Payments Upon Death or Disability

In the event of the death or permanent and total disability of a named executive officer while employed by the company, the named executive officer will receive the 401(k) plan contributions noted above and accrued unused vacation pay, in addition to the following:

•

all unvested outstanding stock options held by the named executive officer accelerate and vest as of the date of death or disability, as defined in the plan, and may be exercised during the one-year period following the date of death, but prior to expiration of the option;

•	all unvested restricted share units and restricted share grants held by the named executive officer accelerate and vest as of the date of death, disability or retirement, as defined in the plan; and

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EXECUTIVE COMPENSATION

•	the named executive officer will receive payments under the company’s life insurance program or disability plan, as applicable, similar to all other employees of the company.

Payments Upon a Change in Control

The company’s 2012 Incentive Plan provides that upon the occurrence of a “change in control” of the company in which provision is made in writing in connection with the “change of control” for continuation of the 2012 Incentive Plan or substitution of new options, restricted shares and RSUs, then the awards will continue without any accelerated vesting; provided, however that if an award is assumed, continued or substituted upon the consummation of any “change in control” and the employment of the grantee with the company is terminated without cause within two years following the consummation of such “change in control”, such award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Compensation Committee will determine.

The company’s 2012 Incentive Plan provides that upon the occurrence of a “change in control” of the company in which the applicable equity award is not continued, assumed or substituted:

•	all outstanding unvested RSUs and restricted share grants will vest immediately; and

•

all outstanding unvested share options vest 15 days before consummation of such a change of control and are exercisable during such 15-day period, with such exercise conditioned upon and effective immediately before consummation of the change of control.

A “change of control” is defined in the 2012 Incentive Plan to include:

•	the dissolution or liquidation of the company or a merger in which the company does not survive;

•	the sale of substantially all of the company’s assets;

•	any transaction that results in any person or entity owning 50% or more of the combined voting power of all classes of our stock; or

•	any transaction the Board specifies as a change of control.

The following table shows the estimated value of the acceleration of unvested equity awards pursuant to a termination related to death or disability, retirement, a change in control event in which equity awards are not assumed, or a change in control event followed by a termination without cause, each as described above, assuming the event occurred as of December 31, 2019 and assuming a closing market price of our Class A common shares on such date of $26.21.

Name:	Value of vesting of all outstanding unvested options(1)	Value of vesting of all outstanding RSUs(2)	Total
David P. Singelyn	$—	$—	$—
John (Jack) Corrigan	$—	$—	$—
Bryan Smith	$201,475	$1,539,838	$1,741,313
Christopher C. Lau	$201,475	$1,500,523	$1,701,998
Sara H. Vogt-Lowell	$262,525	$1,153,240	$1,415,765

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EXECUTIVE COMPENSATION

(1)	Represents the difference between the exercise price of options held by the executive and the closing price of the company’s Class A common shares on the NYSE on December 31, 2019 of $26.21.

(2)	Represents the number of outstanding RSUs multiplied by the closing price of the company’s Class A common shares on December 31, 2019.

CEO PAY RATIO

Presented below is the ratio of annual total compensation of our CEO, David P. Singelyn, to the annual total compensation of our median employee (excluding Mr. Singelyn). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We selected the median employee in 2018 based on the 1,129 full-time, part-time, temporary and seasonal workers employed by the company or any of its consolidated subsidiaries as of December 31, 2017. In identifying our median employee, we calculated the annual total cash compensation/W-2 compensation of each employee as of December 31, 2017. Total cash compensation for these purposes included base salary, cash incentives and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources/tax records, including Form W-2 information. We did not apply any cost-of-living adjustments as part of the calculation. Our designated median employee left the company during 2018 so we selected another employee with identical compensation during 2017 for 2018 and 2019.

As permitted by Item 402(u) of Regulation S-K, we are using the same median employee for our 2019 pay ratio disclosure as we used for our 2018 pay ratio disclosure because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

The 2019 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $1,476,575. The 2019 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $53,556. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2019 is 27.57 to 1.

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PROPOSAL 3

ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A(a)(1) of the Exchange Act, we are providing shareholders an advisory vote on the compensation of our named executive officers. The advisory vote is a non-binding vote on the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The advisory vote will be presented on an annual basis unless otherwise disclosed.

At the 2019 Annual Meeting of Shareholders, more than 98.7% of the votes cast on this proposal were voted in favor of the company’s executive compensation. The Compensation Committee considered the results of the favorable shareholder vote in making its 2019 compensation decisions for our named executive officers and did not make substantial changes to its executive compensation program.

You are encouraged to carefully review the Compensation Discussion and Analysis section as well as the information contained in the compensation tables and accompanying narrative discussion contained in this proxy statement. As described more fully in the Compensation Discussion and Analysis section, our compensation philosophy and practices seek to pay for performance and align shareholder and executive interests.

Accordingly, we are asking our shareholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the shareholders of American Homes 4 Rent approve, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.”

The vote on the compensation of our named executive is advisory and nonbinding on the company. However, the Compensation Committee, which is responsible for designing and administering the company’s executive compensation programs, will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Board Recommendation

The Board unanimously recommends that you vote “FOR” approval, on an advisory basis, of the compensation of our named executive officers.

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CERTAIN RELATIONSHIPS AND

RELATED PARTY TRANSACTIONS

Related Party Transaction Approval Policy and Procedures

We have adopted a written policy for the review and approval of related party transactions requiring disclosure under Item 404(a) of Regulation S-K. This policy provides that either the Audit Committee or our full Board is responsible for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (1) the amount involved may be expected to exceed $120,000 in any fiscal year, (2) the company or one of our subsidiaries will be a participant and (3) a related person has a direct or indirect material interest. A related person is defined as an executive officer, trustee or nominee for election as trustee, or a greater than 5% beneficial owner of our common shares, or an immediate family member of the foregoing. The policy may deem certain interested transactions to be pre-approved.

Related Party Employment

Mr. Corrigan’s brother-in-law, Tom Maloney, is an employee of the company and received compensation during 2019 valued at approximately $208,574.

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GENERAL INFORMATION ABOUT THE MEETING

Date, time and place of the Annual Meeting: The Annual Meeting will be held on [                    ], 2020 at 9:00 a.m., local time, at [                    ] located at [                    ].

Purpose of this proxy solicitation: We are providing these proxy materials on behalf of the Board to ask for your vote and to solicit your proxies for use at our Annual Meeting or any adjournments or postponements thereof. We have delivered and made these materials available to you on the Internet because you were a shareholder as of [ ], 2020 the record date fixed by the Board and are therefore entitled to receive Notice of the Annual Meeting and to vote on matters presented at the meeting.

Availability of proxy statement and annual report: All shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the 2019 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2019. Additional copies are available at: www.americanhomes4rent.com on the Investor Relations section. The company will furnish any shareholder with a paper copy of the 2019 Annual Report on Form 10-K, excluding exhibits, without charge, upon a written request to: Investor Relations, American Homes 4 Rent, 30601 Agoura Road, Suite 200, Agoura Hills, California 91301. Copies of exhibits will be provided at a copying charge of $0.20 per page to reimburse us for a portion of the cost.

Who can vote: Only shareholders of record at the close of business on the record date of [                    ], 2020 will be entitled to vote at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting. On the record date, approximately [                ] of the company’s Class A common shares and 635,075 Class B common shares were issued and outstanding. Holders of Class A common shares and Class B common shares vote together on the matters for the election of trustees, ratification of the appointment of the company’s independent registered public accounting firm and approval, on an advisory basis, of the compensation of our named executive officers. If your shares are held in the name of a bank, broker, trustee or other nominee and you plan to attend the Annual Meeting, you will need to bring proof of ownership, such as a recent bank or brokerage account statement.

Voting Rights. Each holder of Class A common shares is entitled to one vote per share. Our charter does not permit cumulative voting. Each holder of Class B common shares is entitled to fifty votes per share. The company’s dual class structure was put in place when the company was organized to provide voting rights to holders of non-voting units in the company’s operating partnership corresponding with their equity ownership.

All Class B shares are currently held by an affiliate of the Hughes Family, HF Investments, LLC. As of the record date for the Annual Meeting, including their ownership of common shares and operating partnership units, the Hughes Family owns approximately 25.30% of the company on a fully diluted basis. Including their Class B shares, the Hughes Family holds approximately 21.80% of the eligible votes for the Annual Meeting, which is less than their ownership in the company.

How votes are counted: Provided that shareholders entitled to cast at least a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy at the Annual Meeting, each matter may be approved as follows:

•

For the election of trustees, the eleven nominees who receive the highest number of “FOR” votes cast at the Annual Meeting will be elected as trustees of the company. Common shares not voted (whether by “withhold”, broker non-vote or otherwise) will not affect the vote. Our charter does not permit cumulative voting in the election of our trustees.

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GENERAL INFORMATION ABOUT THE MEETING

•

The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of our common shares is required to approve Proposal 2. Common shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the vote. For purposes of the foregoing, a majority of the votes cast means that the number of votes that are cast and are voted “for” the resolution must exceed the number of votes that are voted “against” the resolution.

•

The advisory vote on executive compensation in Proposal 3 is non-binding, however, the Compensation Committee will consider and take into account the voting results in making future executive compensation decisions. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of our common shares is required to approve Proposal 3. Common shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the vote. For purposes of the foregoing, a majority of the votes cast means that the number of votes that are cast and are voted “for” the resolution must exceed the number of votes that are voted “against” the resolution.

How to vote:

If you attend the Annual Meeting: Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the bank, broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Attendance at the 2020 Annual Meeting is limited to shareholders (or their authorized representatives) as of [record date]. All attendees must present proof of share ownership and a valid, government-issued photographic identification to enter the meeting.

If you don’t attend the Annual Meeting: Whether you hold shares directly as the shareholder of record or through a bank, broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

•

By Internet – Shareholders may submit votes over the Internet by following the instructions on the WHITE proxy card or WHITE voting instruction form. Internet voting is available 24 hours a day until 11:59 p.m. ET on the day before the Annual Meeting.

•

By Telephone – If provided on your WHITE proxy card or WHITE voting instruction form, you may submit votes over the telephone by following the instructions on the WHITE proxy card or WHITE voting instruction form. When voting, you will need to have available the control number that appears on the card or form. Telephone voting is available 24 hours a day until 11:59 p.m. ET on the day before the Annual Meeting.

•

By Mail – Shareholders may submit votes by mail by completing, signing and dating the WHITE proxy card or WHITE voting instruction form and mailing it in the accompanying pre-addressed postage-paid envelope.

Our Board of Trustees does not endorse the Land & Buildings nominee and unanimously recommends that you vote “FOR” the election of all nominees proposed by the Board of Trustees on the WHITE proxy card or WHITE voting instruction form (including via the telephone or Internet methods of voting specified on the card). Our Board of Trustees strongly urges you not to return or vote any [COLOR] proxy card sent to you by Land & Buildings. Please note that voting to “withhold” with respect to the Land & Buildings nominee on a [COLOR] proxy card

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GENERAL INFORMATION ABOUT THE MEETING

sent to you by Land & Buildings is not the same as voting “FOR” the Board of Trustees’ nominees, because a vote to “withhold” with respect to the Land & Buildings nominee on its [COLOR] proxy card will revoke any WHITE proxy you may have previously submitted.

To support the Board of Trustees’ nominees, you should vote FOR the Board’s nominees on the WHITE proxy card and disregard, and not return, any [COLOR] proxy card sent to you by Land & Buildings. If you have previously submitted a [COLOR] proxy card sent to you by Land & Buildings, you can revoke that proxy and vote “FOR” our Board of Trustees’ nominees by using the enclosed WHITE proxy card or WHITE voting instruction form (including via the telephone or Internet methods of voting specified thereon) which will automatically revoke your prior proxy. Any later-dated [COLOR] proxy card that you send to Land & Buildings will also revoke your proxy, including WHITE proxies that you have voted FOR our Board of Trustees’ nominees, and we strongly urge you not to sign or return any [COLOR] proxy cards sent to you by Land & Buildings. Only the latest dated validly executed proxy that you submit will be counted.

How proxies will be voted: If you grant a proxy and do not revoke it before the applicable voting deadline, the persons designated as proxies will vote the common shares represented thereby, if any, in the manner specified. If you are a shareholder of record and grant a proxy but do not indicate how your shares should be voted on a matter, the common shares represented by your properly completed proxy will be voted (1) “FOR” the election of each of the Board’s eleven nominees for trustee, (2) “FOR” the ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm for fiscal year 2020, (3) “FOR” approval of the compensation of our named executive officers, and in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

If you hold shares through a broker or nominee and do not provided the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will generally have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

•	Your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to proposals 1 and 3 because NYSE rules treat these matters as non-routine.

•

Because of the contested nature of the election of trustees, under NYSE rules, if you are the beneficial owner of shares rather than the shareholder of record and receive proxy materials from Land & Buildings, your broker will not have the authority to exercise discretion to vote such shares with respect to proposal 2 unless they receive your instructions. If you do not receive proxy materials from Land & Buildings, your broker or nominee will have the authority to exercise discretion to vote such shares with respect to Proposal 2 because the matter is treated as routine under the NYSE rules.

Broker non-votes, if any, will not be counted as votes cast with respect to any proposal and, as a result, will have no effect on the outcome of the vote of any proposal.

Changing your vote: You may change your vote before the vote at the Annual Meeting in accordance with the following procedures. If you are the shareholder of record, you may change your vote (1) by mailing a new proxy card or voting instruction form bearing a later date (which automatically revokes the earlier proxy), (2) by submitting a later dated vote over the Internet or by telephone, (3) by providing a written notice of revocation to the Secretary at American Homes 4 Rent, 30601 Agoura Road, Suite 200, Agoura Hills, CA 91301, prior to your shares being voted, (4) by contacting our proxy solicitor, D.F. King, toll-free at (877) 283-0321 or via email at AMH@dfking.com or (5) by attending the Annual Meeting and voting in person.

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GENERAL INFORMATION ABOUT THE MEETING

Attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you specifically make that request. If your shares of common stock are held through a broker or bank in “street name” as of the close of business on the record date, deliver the enclosed WHITE voting instruction form in the pre-addressed postage-paid envelope provided to vote your common stock or contact the person responsible for your account to vote on your behalf and ensure that a WHITE voting instruction form is submitted on your behalf. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated on your WHITE voting instruction form. It is critical that you promptly give instructions to your brokerage firm, bank or other nominee to vote “FOR” each of the nominees proposed by the Board, You may vote your shares in person at the meeting only if you obtain a power of proxy from your brokerage firm, bank or other nominee.

If you have previously submitted a [COLOR] proxy card sent to you by Land & Buildings, you can revoke that proxy and vote for our Board of Trustees’ nominees by using the enclosed WHITE proxy card or WHITE voting instruction form (including via the telephone or Internet methods of voting specified thereon) which will automatically revoke your prior proxy. Any later-dated [COLOR] proxy card that you send to Land & Buildings will also revoke your proxy, including WHITE proxies that you have voted FOR our Board of Trustees’ nominees, and we strongly urge you not to sign or return any [COLOR] proxy cards sent to you by Land & Buildings. Only the latest dated validly executed proxy that you submit will be counted.

If you require assistance in changing, revoking or voting your proxy, please contact the company’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (877) 283-0321

Email: AMH@dfking.com

Quorum to conduct business at the Annual Meeting: A quorum is required to hold the Annual Meeting. The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker non-vote occurs with respect to a proposal when a broker, trustee, or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of shareholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. Because of the contested nature of the election of trustees, under the rules of the NYSE, if you are the beneficial owner of shares rather than the shareholder of record and receive proxy materials from Land & Buildings, your broker will not be able to vote your shares with respect to any of the proposals to be voted at the Annual Meeting (including Proposal 2), whether routine or not, unless they receive your instructions. Accordingly, while abstentions will continue to count for purposes of determining the presence of a quorum, if you receive proxy materials from Land & Buildings, failure to provide instructions to your broker, trustee, or other nominee on how to vote your shares will result in your shares not being counted as present in determining the presence of a quorum at the Annual Meeting. If the shareholders present or represented by proxy at the Annual Meeting represent less than a majority of all the votes entitled to be cast at the Annual Meeting, the Annual Meeting may be adjourned to a later date for the purpose of obtaining a quorum.

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GENERAL INFORMATION ABOUT THE MEETING

If additional matters are presented at the meeting: Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, David P. Singelyn and John Corrigan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If any of our nominees is not able to serve for any reason or for good cause will not serve as a candidate for trustee, the persons named as proxy holders will vote any shares represented by your proxy for such other candidate or candidates as may be nominated by the Board. The Board has no reason to believe that any nominee will become unable or unwilling to stand as a nominee or serve as a trustee if elected. However, if any alternate person is designated by the Board to serve as a nominee, the Company will publicly notify shareholders by press release and will promptly distribute to shareholders revised proxy materials (including a revised WHITE proxy card) that (i) identifies such substitute nominee(s), (ii) discloses whether such substitute nominee(s) consented to being named in the revised proxy statement and to serve as a trustee of the company if elected, and (iii) includes certain other disclosures required by applicable federal proxy rules and regulations with respect to such substitute nominee(s).

The Inspector of Elections: The inspector of elections will be a representative from [                    ].

Contacting our transfer agent: Please contact our transfer agent at the phone number or address listed below, with questions concerning shares, dividend checks, transfer of ownership or other matters pertaining to your share account: American Stock Transfer & Trust Company, Shareholder Services, 6201 15th Avenue, Brooklyn, NY 11219, phone number: (800) 937-5449 or (718) 921-8124.

Costs of this proxy solicitation: We will pay the cost of soliciting proxies. In addition to solicitation by mail, certain trustees, officers and regular employees of the company and its affiliates may solicit the return of proxies by telephone or personal interview. To the extent that our trustees, officers or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. The company has retained D.F. King to solicit proxies. Under our agreement with D.F. King, D.F. King will receive a fee of approximately $[ ] plus reasonable out-of-pocket expenses. D.F. King expects that approximately 75 of its employees will assist in the solicitation of proxies. In addition, D.F. King and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. We may also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners.

We estimate that our additional out-of-pocket expenses beyond those normally associated with soliciting proxies for an annual meeting of shareholders and incurred in connection with preparing for a potential contested solicitation of proxies will be $[ ] in the aggregate, of which approximately $[ ] has been spent to date. Such additional solicitation costs are expected to include the fees incurred to retain D.F. King as the company’s proxy solicitor, as discussed above, fees of outside legal and public relations advisors, investment bankers and other consultants to advise the company in connection with a possible contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners, as described above, and the costs of retaining an independent inspector of election.

Additional information about persons who are participants in this proxy solicitation is set forth in Appendix A.

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GENERAL INFORMATION ABOUT THE MEETING

Deadlines for receipt of shareholder proposals: Any shareholder proposal (including nominations for trustee) pursuant to SEC Rule 14a-8 intended to be presented at the 2021 Annual Meeting of Shareholders and included in the company’s 2021 proxy statement must be received by us at our executive offices no later than November [30], 2020. Any such proposal should be sent to the attention of our Secretary at the address noted below and must meet the requirements of the SEC rules and our bylaws.

In addition, pursuant to the advance notice provision in the company’s bylaws, notice of any proposal that a shareholder wishes to propose for consideration at the 2021 Annual Meeting of Shareholders (including nominations for trustee), but does not seek to include in the company’s 2021 proxy statement, must be delivered to the company no earlier than [October 31,] 2020 and no later than 5:00 p.m., Pacific Standard Time, on [November 30], 2020 if the shareholder wishes for the company to describe the nature of the proposal in the company’s 2021 proxy statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the company for the 2021 Annual Meeting of Shareholders should be addressed to: Secretary, American Homes 4 Rent, 30601 Agoura Road, Suite 200, Agoura Hills, California 91301.

Other Matters: The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the accompanying proxy will vote the common shares represented by the proxy in accordance with their best judgment on such matters.

Your vote is important: You are urged to vote the accompanying WHITE proxy card or WHITE voting instruction form and sign, date and return it in the enclosed pre-addressed postage-paid envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

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DIRECTIONS TO THE AMERICAN HOMES 4 RENT

2020 ANNUAL MEETING

The American Homes 4 Rent 2020 Annual Meeting of Shareholders will be at the [                    ] and can be reached as follows:

[    ]

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APPENDIX A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Trustees and Nominees” and “Executive Officers and Employees”) list the name and business address of the trustees of the company, nominees for trustee, and the name, present principal occupation and business address of the company’s executive officers and employees who, under SEC rules, are considered to be participants in the company’s solicitation of proxies from its shareholders in connection with the Annual Meeting (collectively, the “Participants”).

Trustees and Nominees

The principal occupations of the company’s current trustees, all of whom are nominees for trustees at the 2020 Annual Meeting, are included in the biographies under the section titled “Election of Trustees.” The name of each of the company’s trustees and nominees for trustee is listed below, and the business address for all the of the company’s trustees and nominees for trustee is c/o American Homes 4 Rent, 30601 Agoura Road, Suite 200, Agoura Hills, California 91301.

Name

Tamara Hughes Gustavson

David P. Singelyn

Douglas N. Benham

John “Jack” Corrigan

David Goldberg

Matthew J. Hart

James H. Kropp

Winifred “Wendy” Webb

Jay Willoughby

Kenneth M. Woolley

Matthew R. Zaist

Executive Officers and Employees

The executive officers and other employees who are considered Participants as well as their positions with the company, which constitute their respective principal occupations, are listed below. The business address for each person is c/o American Homes 4 Rent, 30601 Agoura Road, Suite 200, Agoura Hills, California 91301.

Name	Title

David P. Singelyn	Chief Executive Officer

John “Jack” Corrigan	Chief Investment Officer

Bryan Smith	Chief Operating Officer

Christopher Lau	Chief Financial Officer

Sara Vogt-Lowell	Chief Legal Officer

Stephanie Heim	Chief Governance Officer

American Homes 4 Rent – 2020 Proxy Statement	A-1

APPENDIX A

Information Regarding Ownership of Company Securities by Participants

The number of the company’s common shares and common shares into which OP units may be exchangeable beneficially held as of March 1, 2020 by its trustees and those executive officers who are Participants appears in the “Share Ownership of Trustees and Management” section of this proxy statement. Except as described in this Appendix A or otherwise in this proxy statement, none of the persons listed above in “Trustees and Nominees” and “Executive Officers and Employees” owns any debt or equity security issued by us of record that he or she does not also own beneficially.

Transactions in the Company’s Securities by Participants—Last Two Years

The following table sets forth information regarding purchases and sales of the company’s securities by each Participant between March 1, 2018 and March 12, 2020. Unless otherwise indicated, all transactions were in the public market or pursuant to the company’s equity compensation plans, and no part of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares	Transaction Description

Bryan Smith	2/21/2019	30,000	Grant of restricted stock units

Bryan Smith	2/22/2019	1,706	Tax withholding of common stock

Bryan Smith	2/23/2019	1,211	Tax withholding of common stock

Bryan Smith	3/13/2019	4,544	Sale of common stock

Bryan Smith	3/13/2019	10,519	Sale of common stock

Bryan Smith	6/13/2019	12,515	Exercise options to purchase common stock and related acquisition of such shares (Amendment)

Bryan Smith	6/13/2019	12,515	Sale of common stock

Bryan Smith	6/13/2019	37,485	Exercise options to purchase common stock and related acquisition of such shares (Amendment)

Bryan Smith	6/13/2019	37,485	Sale of common stock

Bryan Smith	2/4/2020	33,857	Grant of restricted stock units

Christopher Lau	5/8/2018	70,000	Exercise options to purchase common stock and related acquisition of such shares (Amendment)

Christopher Lau	5/8/2018	70,000	Sale of common stock

Christopher Lau	5/8/2018	20,000	Exercise options to purchase common stock and related acquisition of such shares

Christopher Lau	5/8/2018	15,000	Sale of common stock

Christopher Lau	5/8/2018	20,000	Exercise options to purchase common stock and related acquisition of such shares (Amendment)

Christopher Lau	5/8/2018	70,000	Exercise options to purchase common stock and related acquisition of such shares

A-2	American Homes 4 Rent – 2020 Proxy Statement

APPENDIX A

Name	Transaction Date	Number of Shares	Transaction Description

Christopher Lau	5/8/2018	15,000	Exercise options to purchase common stock and related acquisition of such shares (Amendment)

Christopher Lau	5/8/2018	15,000	Exercise options to purchase common stock and related acquisition of such shares

Christopher Lau	5/8/2018	20,000	Sale of common stock

Christopher Lau	2/1/2019	137	Gift of common of stock

Christopher Lau	2/21/2019	30,000	Grant of restricted stock units

Christopher Lau	2/22/2019	2,382	Tax withholding of common stock

Christopher Lau	2/23/2019	1,289	Tax withholding of common stock

Christopher Lau	2/25/2019	345	Tax withholding of common stock

Christopher Lau	5/7/2019	5,000	Exercise options to purchase common stock and related acquisition of such shares

Christopher Lau	5/7/2019	600	Exercise options to purchase common stock and related acquisition of such shares

Christopher Lau	5/7/2019	600	Sale of common stock

Christopher Lau	5/7/2019	5,000	Sale of common stock

Christopher Lau	5/14/2019	9,400	Exercise options to purchase common stock and related acquisition of such shares

Christopher Lau	5/14/2018	9,400	Sale of common stock

Christopher Lau	11/18/2019	190	Gift of common of stock

Christopher Lau	2/4/2020	31,600	Grant of restricted stock units

Christopher Lau	2/21/2020	2,593	Tax withholding of common stock

Christopher Lau	2/24/2020	2,161	Tax withholding of common stock

Christopher Lau	2/24/2020	1,296	Tax withholding of common stock

Christopher Lau	2/24/2020	345	Tax withholding of common stock

Christopher Lau	3/4/2020	30,000	Exercise options to purchase common stock and related sale of such shares

David Goldberg	4/5/2018	19,984	Acquisition of Common Stock

David Goldberg	2/28/2019	74,586	Sale of common stock

David Goldberg	5/7/2019	50,000	Exercise options to purchase common stock and related acquisition of such shares

David Goldberg	5/7/2019	50,000	Sale of common stock

David Goldberg	5/7/2019	30,301	Exercise options to purchase common stock and related acquisition of such shares

David Goldberg	5/7/2019	30,301	Sale of common stock

David Goldberg	5/14/2019	69,699	Exercise options to purchase common stock and related acquisition of such shares

David Goldberg	5/14/2019	69,699	Sale of common stock

American Homes 4 Rent – 2020 Proxy Statement	A-3

APPENDIX A

Name	Transaction Date	Number of Shares	Transaction Description

David P. Singelyn	4/5/2018	16,731	Conversion of Series C participating preferred shares into common stock

David P. Singelyn	4/5/2018	23,883	Acquisition of common stock

David P. Singelyn	4/5/2018	33,327	Acquisition of common stock (conversion of units)

David P. Singelyn	4/5/2018	940,000	Acquisition of common stock (conversion of units)

David P. Singelyn	5/7/2019	100,000	Acquisition of common stock (conversion of units)

David P. Singelyn	5/7/2019	300,000	Sale of common stock

David P. Singelyn	5/9/2019	740,000	Sale of common stock

David P. Singelyn	5/16/2019	52,647	Sale of common stock

David P. Singelyn	5/17/2019	86,552	Sale of common stock

David P. Singelyn	5/20/2019	35,535	Sale of common stock

David P. Singelyn	2/4/2020	59,589	Grant of restricted stock units

Douglas N. Benham	5/7/2018	842	Acquisition of Series F perpetual preferred shares

Douglas N. Benham	5/29/2018	2,000	Acquisition of Series G perpetual preferred shares

Douglas N. Benham	10/10/2018	1,000	Acquisition of Series E perpetual preferred shares

Douglas N. Benham	10/10/2018	2,000	Acquisition of Series D perpetual preferred shares

Douglas N. Benham	12/20/2018	3,000	Acquisition of Series H perpetual preferred shares

Douglas N. Benham	12/28/2018	3,000	Sale of Series E perpetual preferred shares

Douglas N. Benham	5/9/2019	3,173	Grant of restricted stock units

James H. Kropp	5/9/2019	3,173	Grant of restricted stock units

Jay Willoughby	1/10/2019	10,000	Grant of stock option

Jay Willoughby	5/9/2019	3,173	Grant of restricted stock units

John (Jack) Corrigan	3/5/2019	500,000	Acquisition of common stock (conversion of units)

John (Jack) Corrigan	3/6/2019	25,000	Sale of common stock

John (Jack) Corrigan	3/7/2019	110,000	Sale of common stock

John (Jack) Corrigan	3/11/2019	40,000	Sale of common stock

John (Jack) Corrigan	3/12/2019	75,000	Sale of common stock

John (Jack) Corrigan	3/13/2019	150,000	Sale of common stock

John (Jack) Corrigan	3/14/2019	300,000	Sale of common stock

John (Jack) Corrigan	3/15/2019	50,000	Sale of common stock

A-4	American Homes 4 Rent – 2020 Proxy Statement

APPENDIX A

Name	Transaction Date	Number of Shares	Transaction Description

John (Jack) Corrigan	4/30/2019	973,327	Acquisition of common stock (conversion of units)

John (Jack) Corrigan	5/8/2019	73,327	Sale of common stock

John (Jack) Corrigan	5/10/2019	600,000	Sale of common stock

John (Jack) Corrigan	5/13/2019	3,000,000	Sale of common stock

John (Jack) Corrigan	8/19/2019	200,000	Acquisition of common stock (conversion of units)

John (Jack) Corrigan	8/23/2019	750,000	Sale of common stock

John (Jack) Corrigan	8/26/2019	5,000	Sale of common stock

John (Jack) Corrigan	8/27/2019	10,000	Sale of common stock

John (Jack) Corrigan	8/28/2019	10,000	Sale of common stock

John (Jack) Corrigan	8/29/2019	20,000	Sale of common stock

John (Jack) Corrigan	8/30/2019	20,000	Sale of common stock

John (Jack) Corrigan	9/3/2019	60,000	Sale of common stock

John (Jack) Corrigan	2/4/2020	47,400	Grant of restricted stock units

Kenneth M. Woolley	5/9/2019	3,173	Grant of restricted stock units

Matthew J. Hart	5/9/2019	3,173	Grant of restricted stock units

Matthew R. Zaist	2/27/2020	3,985	Grant of restricted stock units

Sara H. Vogt-Lowell	8/20/2018	50,000	Exercise options to purchase common stock and related acquisition of such shares

Sara H. Vogt-Lowell	8/20/2018	50,000	Sale of common stock

Sara H. Vogt-Lowell	8/20/2018	50,000	Exercise options to purchase common stock and related acquisition of such shares

Sara H. Vogt-Lowell	8/20/2018	50,000	Sale of common stock

Sara H. Vogt-Lowell	2/21/2019	24,000	Grant of restricted stock units

Sara H. Vogt-Lowell	2/22/2019	1,980	Tax withholding of common stock

Sara H. Vogt-Lowell	2/23/2019	843	Tax withholding of common stock

Sara H. Vogt-Lowell	2/26/2019	864	Tax withholding of common stock

Sara H. Vogt-Lowell	5/7/2019	50,000	Exercise options to purchase common stock and related acquisition of such shares

Sara H. Vogt-Lowell	5/7/2019	50,000	Sale of common stock

Sara H. Vogt-Lowell	5/7/2019	30,000	Exercise options to purchase common stock and related acquisition of such shares

Sara H. Vogt-Lowell	5/7/2019	30,000	Sale of common stock

Sara H. Vogt-Lowell	5/7/2019	20,000	Exercise options to purchase common stock and related acquisition of such shares

Sara H. Vogt-Lowell	5/7/2019	20,000	Sale of common stock

Sara H. Vogt-Lowell	5/7/2019	45,000	Exercise options to purchase common stock and related acquisition of such shares

American Homes 4 Rent – 2020 Proxy Statement	A-5

APPENDIX A

Name	Transaction Date	Number of Shares	Transaction Description

Sara H. Vogt-Lowell	5/7/2019	45,000	Sale of common stock

Sara H. Vogt-Lowell	5/7/2019	2,500	Exercise options to purchase common stock and related acquisition of such shares

Sara H. Vogt-Lowell	5/7/2019	2,500	Sale of common stock

Sara H. Vogt-Lowell	2/4/2020	20,586	Grant of restricted stock units

Sara H. Vogt-Lowell	2/21/2020	2,101	Tax withholding of common stock

Sara H. Vogt-Lowell	2/24/2020	1,729	Tax withholding of common stock

Sara H. Vogt-Lowell	2/24/2020	864	Tax withholding of common stock

Stephanie G. Heim	4/5/2018	2,500	Conversion of Series C participating preferred shares into common stock

Stephanie G. Heim	4/5/2018	3,568	Acquisition of common stock

Stephanie G. Heim	4/5/2018	500	Conversion of Series C participating preferred shares into common stock

Stephanie G. Heim	4/5/2018	713	Acquisition of common stock

Stephanie G. Heim	8/20/2018	25,100	Exercise options to purchase common stock and related acquisition of such shares

Stephanie G. Heim	8/20/2018	25,100	Sale of common stock

Stephanie G. Heim	8/24/2018	24,900	Exercise options to purchase common stock and related acquisition of such shares

Stephanie G. Heim	8/24/2018	24,900	Sale of common stock

Stephanie G. Heim	2/21/2019	24,000	Grant of restricted stock units

Stephanie G. Heim	2/22/2019	1,984	Tax withholding of common stock

Stephanie G. Heim	2/23/2019	843	Tax withholding of common stock

Stephanie G. Heim	2/25/2019	345	Tax withholding of common stock

Stephanie G. Heim	3/18/2019	5,000	Sale of Series E Preferred Shares

Stephanie G. Heim	5/7/2019	8,380	Exercise options to purchase common stock and related acquisition of such shares

Stephanie G. Heim	5/7/2019	8,380	Sale of common stock

Stephanie G. Heim	5/10/2019	1,600	Exercise options to purchase common stock and related acquisition of such shares

Stephanie G. Heim	5/10/2019	1,600	Sale of common stock

Stephanie G. Heim	5/13/2019	23,400	Exercise options to purchase common stock and related acquisition of such shares

Stephanie G. Heim	5/13/2019	23,400	Sale of common stock

Stephanie G. Heim	5/16/2019	16,620	Exercise options to purchase common stock and related acquisition of such shares

Stephanie G. Heim	5/16/2019	16,620	Sale of common stock

Stephanie G. Heim	5/16/2019	25,000	Exercise options to purchase common stock and related acquisition of such shares

A-6	American Homes 4 Rent – 2020 Proxy Statement

APPENDIX A

Name	Transaction Date	Number of Shares	Transaction Description

Stephanie G. Heim	5/16/2019	25,000	Sale of common stock

Stephanie G. Heim	5/16/2019	18,750	Exercise options to purchase common stock and related acquisition of such shares

Stephanie G. Heim	5/16/2019	18,750	Sale of common stock

Stephanie G. Heim	5/16/2019	10,000	Exercise options to purchase common stock and related acquisition of such shares

Stephanie G. Heim	5/16/2019	10,000	Sale of common stock

Stephanie G. Heim	5/16/2019	2,500	Exercise options to purchase common stock and related acquisition of such shares

Stephanie G. Heim	5/16/2019	2,500	Sale of common stock

Stephanie G. Heim	2/4/2020	19,863	Grant of restricted stock units

Stephanie G. Heim	2/21/2020	2,074	Tax withholding of common stock

Stephanie G. Heim	2/24/2020	1,729	Tax withholding of common stock

Stephanie G. Heim	2/21/2020	864	Tax withholding of common stock

Stephanie G. Heim	2/21/2020	345	Tax withholding of common stock

Tamara Hughes Gustavson	4/5/2018	250,144	Conversion of Series C participating preferred shares into common stock

Tamara Hughes Gustavson	4/5/2018	357,074	Acquisition of common stock

Tamara Hughes Gustavson	4/5/2018	34,400	Conversion of Series C participating preferred shares into common stock

Tamara Hughes Gustavson	4/5/2018	49,105	Acquisition of common stock

Tamara Hughes Gustavson	4/5/2018	358,753	Conversion of Series C participating preferred shares into common stock

Tamara Hughes Gustavson	4/5/2018	512,111	Acquisition of common stock

Tamara Hughes Gustavson	5/18/2018	507,614	Acquisition of common stock

Tamara Hughes Gustavson	9/5/2018	217,000	Acquisition of common stock

Tamara Hughes Gustavson	11/6/2018	200,000	Acquisition of common stock

Tamara Hughes Gustavson	11/7/2018	183,000	Acquisition of common stock

Tamara Hughes Gustavson	11/8/2018	608,100	Acquisition of common stock

Tamara Hughes Gustavson	11/9/2018	75,000	Acquisition of common stock

Tamara Hughes Gustavson	11/12/2018	53,116	Acquisition of common stock

Tamara Hughes Gustavson	11/13/2018	227,882	Acquisition of common stock

Tamara Hughes Gustavson	11/14/2018	132,965	Acquisition of common stock

Tamara Hughes Gustavson	11/16/2018	175,879	Acquisition of common stock

Tamara Hughes Gustavson	11/19/2018	77,138	Acquisition of common stock

Tamara Hughes Gustavson	11/20/2018	67,000	Acquisition of common stock

Tamara Hughes Gustavson	11/21/2018	316,500	Acquisition of common stock

Tamara Hughes Gustavson	11/23/2018	62,900	Acquisition of common stock

American Homes 4 Rent – 2020 Proxy Statement	A-7

APPENDIX A

Name	Transaction Date	Number of Shares	Transaction Description

Tamara Hughes Gustavson	5/9/2019	3,173	Grant of restricted stock units

Tamara Hughes Gustavson	3/3/2020	485,567	Acquisition of common stock

Tamara Hughes Gustavson	3/4/2020	271,994	Acquisition of common stock

Tamara Hughes Gustavson	3/5/2020	316,679	Acquisition of common stock

Tamara Hughes Gustavson	3/6/2020	508,247	Acquisition of common stock

Tamara Hughes Gustavson	3/9/2020	583,230	Acquisition of common stock

Winifred (Wendy) Webb	1/10/2019	10,000	Grant of stock option

Winifred (Wendy) Webb	5/9/2019	3,173	Grant of restricted stock units

Miscellaneous Information Regarding Participants

Except as described in the proxy statement or this Appendix A, to the company’s knowledge: none of the Participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the company or any of the company’s subsidiaries, (ii) has purchased or sold any of such securities within the past two years, or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the proxy statement, no associates of a “participant” beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or the proxy statement, neither we nor any of the “participants” have a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. During the past ten years, no participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Other than as set forth in Appendix A or this proxy statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the company or the company’s affiliates or with respect to any future transactions to which the company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the company’s last fiscal year or any currently proposed transactions, to which the company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

A-8	American Homes 4 Rent – 2020 Proxy Statement

American Homes 4 Rent c/o Corporate Election Services P. O. Box 3230 Pittsburgh, PA 15230-3230	PRELIMINARY COPY SUBJECT TO COMPLETION

VOTE BY TELEPHONE

Have your WHITE proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET

Have your WHITE proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL

Please mark, sign and date your WHITE proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

Vote by Telephone Call toll-free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your WHITE proxy in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 p.m., Eastern Time, on [●].

ê     If voting by mail, please fold and detach card at perforation before mailing.    ê

AMERICAN HOMES 4 RENT	WHITE PROXY

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” ALL THE LISTED NOMINEES AND “FOR” PROPOSALS 2 AND 3.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated [●],2020.

1.	To elect the 11 trustee nominees named in the proxy statement:

(01)	Tamara Hughes Gustavson	FOR	WITHHOLD	FOR ALL
(02)	David P. Singelyn	ALL	ALL	EXCEPT
(03)	Douglas N. Benham
(04)	John Corrigan	☐	☐	☐
(05)	David Goldberg
(06)	Matthew J. Hart	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees in the space below.
(07)	James H. Kropp
(08)	Winifred M. Webb
(09)	Jay Willoughby
(10)	Kenneth M. Woolley
(11)	Matthew R. Zaist
2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for American Homes 4 Rent for the fiscal year ending December 31, 2020.

☐  FOR              ☐  AGAINST             ☐  ABSTAIN

3.	To approve, on an advisory basis, the compensation of named executive officers.

☐  FOR              ☐  AGAINST             ☐  ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholder Signature	Date

Shareholder (Joint Owner) Signature	Date

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

PRELIMINARY COPY SUBJECT TO COMPLETION

IMPORTANT

YOUR VOTE IS IMPORTANT!

SIGN, DATE AND MAIL YOUR WHITE PROXY TODAY, UNLESS

YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS WHITE PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN THE DATE OF THE ANNUAL MEETING, TO BE INCLUDED IN THE VOTING RESULTS.

The proxy statement, as well as other proxy materials distributed by the Company, are available free of charge online at [●].

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (877) 283-0321

Email: AMH@dfking.com

ê	Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.	ê

AMERICAN HOMES 4 RENT	WHITE PROXY

30601 Agoura Road, Suite 200 Agoura Hills, California 91301

This WHITE Proxy/Instruction Card is Solicited on Behalf of the Board of Trustees

The undersigned, a record holder of Common Shares of American Homes 4 Rent, hereby appoints David P. Singelyn and John Corrigan, or either of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all of the Common Shares held of record by the undersigned on [●], 2020, at the Annual Meeting of Shareholders to be held on [●], 2020, and any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE PROXIES WILL VOTE ALL COMMON SHARES TO WHICH THIS WHITE PROXY CARD RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON SHARES HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON SHARES FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3.

(Continued and to be signed on the reverse side.)